                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    /X/  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    / /  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Section 240.14a-11(c) or
         Section 240.14a-12

                                   RASTEROPS
         -------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

         -------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125  per Exchange  Act Rules  0-11(c)(1)(ii), 14a-6(i)(1),  14a-6(i)(2) or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee   computed  on   table  below   per  Exchange   Act  Rules  14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/X/  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                                     [LOGO]
                               2500 WALSH AVENUE
                             SANTA CLARA, CA 95051

                            ------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            ------------------------

                                OCTOBER 24, 1995

TO THE SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of RasterOps, a California corporation (the "Company"), will be held on Tuesday, October 24, 1995, at 9:00 a.m. local time, at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, for the following purposes:

    1. To elect Directors to serve until the next annual meeting and until their successors have been duly elected and qualified;

    2. To approve an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock to 25,000,000 shares;

    3. To approve a change in the Company's state of incorporation from California to Delaware by means of a merger of the Company with a wholly owned subsidiary of the Company;

    4. To approve an amendment to the Amended 1988 Incentive Stock Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 515,000;

    5. To approve an amendment to the Company's Amended and Restated 1991 Director Option Plan to increase the number of shares of Common Stock authorized for issuance thereunder by 100,000;

    6. To approve an amendment to the Company's Amended and Restated 1991 Director Option Plan to provide for a one-time grant of an option to purchase 25,000 shares of Common Stock to any non-employee who acts as Chairman of the Board of Directors of the Company;

    7. To ratify the Company's private placement of Common Stock and Warrants to purchase Common Stock on June 19, 1995;

    8. To ratify the appointment of Price Waterhouse LLP as independent accountants of the Company for the fiscal year ending June 29, 1996; and

    9. To transact such other business as may properly come before the meeting or any adjournment thereof.

    The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

    Only shareholders of record at the close of business on August 25, 1995 are entitled to notice of and to vote at the meeting.

    All shareholders are cordially invited to attend the meeting in person. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

                                          Sincerely,

                                          [SIG]

                                          R. John Curson
                                          SECRETARY
Santa Clara, California
September 22, 1995

IMPORTANT: WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING, YOU ARE REQUESTED TO COMPLETE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED

                                   RASTEROPS

                            ------------------------

                                PROXY STATEMENT

                            ------------------------

                               SEPTEMBER 22, 1995

                                    GENERAL

    This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of RasterOps, a California corporation (the "Company"), for use at the Annual Meeting of Shareholders of the Company (the "Annual Meeting") to be held on Tuesday, October 24, 1995, at 9:00 a.m. local time, at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051, and at any adjournment or adjournments thereof.

    At the Annual Meeting, the Shareholders of the Company (the "Shareholders") will be asked to elect seven (7) directors, to amend the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock (the "Common Stock") to 25,000,000, to approve a change in the Company's state of incorporation through a merger with a wholly owned subsidiary of the Company, to amend the Amended 1988 Incentive Stock Plan to increase the number of shares reserved thereunder by 515,000, to amend the Amended and Restated 1991 Director Option Plan to increase the number of shares reserved thereunder by 100,000, to amend the Company's Amended and Restated 1991 Director Option Plan to provide for a one-time grant of an option to purchase 25,000 shares of Common Stock to any non-employee who acts as the Chairman of the Board of Directors of the Company, to ratify the June 19, 1995 private placement of the Company's securities, to ratify the appointment of Price Waterhouse LLP as the Company's independent accountants for the fiscal year ending June 29, 1996, and to transact such other business as may properly come before the meeting. All proxies that are properly completed, signed and returned to the Company prior to the Annual Meeting will be voted.

    Any proxy given by a Shareholder may be revoked at any time before it is exercised by filing with the Secretary of the Company an instrument revoking it, by duly executed proxy bearing a later date, or by such Shareholder attending the Annual Meeting and expressing a desire to vote his or her shares in person. This Proxy Statement and the accompanying form of Proxy are being mailed to the Shareholders on or about September 22, 1995.

    The Board of Directors has fixed the close of business on August 25, 1995, as the record date for the determination of Shareholders entitled to vote at the Annual Meeting and any adjournment or adjournments thereof. At the close of business on the record date there were outstanding 12,395,545 shares of Common Stock, no par value, of the Company held of record by 343 Shareholders. Holders of shares of Common Stock on the record date are entitled to one vote for each share held. The presence at the Annual Meeting, either in person or by proxy, of the holders of a majority of the outstanding shares entitled to vote shall constitute a quorum for the transaction of business. If a choice is specified in the proxy as to the manner in which it is to be voted, the persons acting under the proxy will vote the shares of Common Stock represented thereby in accordance with such choice. If no choice is specified, the shares will be voted FOR the Directors nominated, FOR the increase in the authorized number of shares of Common Stock, FOR the reincorporation of the Company in Delaware, FOR the increase in the number of shares reserved under the Amended 1988 Incentive Stock Plan, FOR the increase in the number of shares reserved for issuance under the Amended and Restated 1991 Director Option Plan, FOR the amendment to the Company's 1991 Director Option Plan, FOR the ratification of the June 19, 1995 private placement of the Company's securities, FOR the appointment of Price Waterhouse LLP as independent accountants for the fiscal year ending June 29, 1996, and in the discretion of the proxy holders as to any other matter properly to come before the meeting.

    In the event that sufficient votes in favor of proposals are not received by the date of the Annual Meeting, persons named as proxies may propose one or more adjournments of the Annual Meeting to permit further solicitation of proxies. Any such adjournment will require the affirmative vote of the holders of a majority of the outstanding shares present in person or by proxy at the Annual Meeting.

    The cost of preparing, assembling, printing and mailing the Proxy Statement, the Notice of Annual Meeting of Shareholders and the enclosed form of Proxy, as well as the cost of soliciting proxies relating to the Annual Meeting, will be borne by the Company. The Company will request banks, brokers, dealers and voting trustees or other nominees to solicit their customers who are owners of shares listed of record and names of nominees, and will reimburse them for reasonable out-of-pocket expenses of such solicitations. The original solicitation of proxies by mail may be supplemented by telephone, telegram and personal solicitation by officers and other regular employees of the Company.

                                  PROPOSAL ONE
                             ELECTION OF DIRECTORS

NOMINEES

    The Bylaws of the Company presently provide that the authorized number of Directors shall be between five and nine. At the Annual Meeting, seven (7) Directors will be elected to serve until the next Annual Meeting and until their successors are elected and qualified. The Company intends to nominate for election as Directors the seven (7) persons named below, all of whom are incumbent Directors. All of these nominees have indicated that they are able and willing to serve as Directors. In the event that any nominee of the Company is unable or declines to serve as a Director at the time of the Annual Meeting, the proxies will be voted for any nominee who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as Directors, the proxy holders intend to vote all proxies received by them in such a manner in accordance with cumulative voting as will assure the election of as many of the nominees listed below as possible, and, in such event, the specific nominees to be voted for will be determined by the proxy holders.

    Each of the seven (7) nominees for Director who receives the greatest number of votes will be elected. A Shareholder may, prior to the vote being taken, indicate his or her intention to cumulate votes. In such a case, each Shareholder would be entitled to that number of votes as equals the number of shares of Common Stock held by such Shareholder multiplied by seven (7) and would be entitled to allocate those votes to any one or more nominees for Director in the Shareholder's discretion. Each of the seven (7) nominees for Director who received the greatest number of votes would be elected. In any case, abstentions and broker non-votes are not considered in elections for Director.

    Unless otherwise instructed, the proxy holders intend to vote the shares of Common Stock represented by the proxies in favor of the election of these nominees.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE ELECTION OF THE SEVEN NOMINEES FOR DIRECTOR.

INFORMATION CONCERNING NOMINEES

    The Company's nominees are listed below together with their ages and positions with the Company prior to the Annual Meeting:

           NAME              AGE           POSITION WITH THE COMPANY
---------------------------  --- ---------------------------------------------
Walter W. Bregman (1)(2)     61  Chairman of the Board
Louis J. Doctor              37  President, Chief Executive Officer and
                                  Director
Gordon E. Eubanks, Jr. (2)   50  Director
William H. McAleer (2)       44  Director
Kieth E. Sorenson            47  Director
Conrad J. Wredberg (1)       54  Director
Daniel D. Tompkins, Jr. (1)  54  Director

------------------------

(1)  Audit Committee member

(2)  Compensation Committee member

    All Directors are elected at the Annual Meeting of Shareholders to serve until the following Annual Meeting and until their successors are duly elected and have been qualified. There is no family relationship among any officers or Directors.

    Mr. Bregman has been a Director of RasterOps since July 1991 and Chairman of the Board since December 1994. He has been Chairman and Co-CEO of S&B Enterprises, a consulting firm, since March 1988, and since December 1992 has been President and CEO of Golf Scientific, Inc., a company that produces and sells golf instructional equipment. From July 1985 until June 1987, he was President and owner of the Cormorant Beach Club. Prior to July 1985, he served as President of International Playtex Inc. He is also a director of Symantec, Inc.

    Mr. Doctor has been President and Chief Executive Officer since he joined the Company in October 1994. Prior to joining RasterOps, he was President of The Arbor Group since May 1994, a company that offers corporate clients strategic services in the technology arena. He also held positions of Executive Vice President and Vice President of Business Development at SuperMac Technology, Inc. from June 1991 to April 1994. In March 1981, Mr. Doctor co-founded Raster Technologies, a manufacturer of high-end graphics and imaging systems, and served as its President until January 1989. Mr. Doctor was an independent consultant from January 1989 to 1991.

    Mr. Eubanks is currently President and CEO of Symantec Corporation, a leading developer of application and utility software for PC and Macintosh computers. Previously, he was Vice President of Digital Research, Inc.'s commercial systems division. Mr. Eubanks then founded C&E Software, which merged with Symantec in 1983. In 1985, he created Turner Hall Publishing, a division of Symantec devoted to publishing third-party software. Mr. Eubanks is a former President of the Software Publishers Association.

    Mr. McAleer is currently President of E-LIANCE PARTNERS which provides capital funding and transaction advisory services. From April 1988 to October 1994, he was with Aldus Corporation where he most recently held the position of Vice President of Finance, Chief Financial Officer and Secretary. At Aldus, Mr. McAleer was responsible for finance, legal and business development activities, including the Company's merger with Adobe Systems. Prior to joining Aldus, he was Vice President of Finance and Administration with Ecova Corporation until April 1988 and also served as Vice President and Corporate Controller for Westin Hotels.

    Mr. Sorenson, a founder of the Company, has served as a Director since June 1987. He also served as Chairman of the Board from June 1987 until December 1994, as Chief Executive Officer from June 1987 until September 1993 and as President from June 1987 until April 1993. Mr. Sorenson has been a partner with Sorenson, Thomas & Co., an investment management firm since February. From September 1979 to June 1987, Mr. Sorenson was employed by Ramtek Corporation ("Ramtek"), a manufacturer of computer graphic systems, where he most recently held the position of Vice President of Engineering and Product Development.

    Mr. Wredberg has been a Director of RasterOps since October 1992. In April 1995, he became President of Transmission Systems Business Division of the Broad Band Communications Group of Scientific Atlanta, Inc. Previously, he had been President and General Manager of American Microsystems, Inc. ("AMI") for eight years. He joined AMI in 1985 as Vice President of Manufacturing and became Senior Vice President of Operations in 1986. Prior to his joining AMI, Mr. Wredberg worked at Mostek Corporation, a subsidiary of United Technologies
Corporation, where he most recently held the position of Vice President of Quality Assurance.

    Mr. Tompkins has been a Director of RasterOps since October 1988. He is the Managing General Partner of DT Associates, a venture capital management Company, which is the general partner of Novus Ventures, an SBIC venture capital fund. From November 1981 to September 1993, he was employed by Dialogic Systems Corporation which invested in information processing companies both directly and as a former limited partner of DSC Ventures, a venture capital fund. In addition, from April 1988 to September 1993, Mr. Tompkins served as a managing general partner of DSC Associates, a general partnership that was a managing general partner of DSC Ventures. He is also a director of Cornerstone Imaging.

                                  PROPOSAL TWO
                      INCREASE IN AUTHORIZED COMMON STOCK

    The Board of Directors determined in September 1995 that it is in the best interest of the Company and its Shareholders to amend the Articles of Incorporation to increase the number of authorized shares of Common Stock to 25,000,000. The Articles of Incorporation currently provide that the number of shares of Common Stock available for issuance by the Company is 15,000,000. The proposal to increase the number of authorized shares of Common Stock is being made to provide greater flexibility to the Company. However, the Company has no plans to issue any additional shares outside the ordinary course of its business.

    The affirmative vote of the holders of a majority of shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the above-proposed amendment to the Articles of Incorporation. If this proposal is approved, the authorized Common Stock of the Company will be 25,000,000. Abstentions will be counted toward the number of shares represented and voting at the meeting.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR APPROVAL OF THE INCREASE IN THE AUTHORIZED SHARES OF COMMON STOCK.

                                 PROPOSAL THREE
                          REINCORPORATION IN DELAWARE

INTRODUCTION

    For the reasons set forth below, the Board of Directors believes that the best interests of the Company and its shareholders will be served by changing the state of incorporation of the Company from California to Delaware (the "Reincorporation Proposal" or the "Proposed Reincorporation"). SHAREHOLDERS ARE URGED TO READ CAREFULLY THE FOLLOWING SECTIONS OF THIS PROXY STATEMENT, INCLUDING THE RELATED EXHIBITS REFERENCED BELOW AND ATTACHED HERETO, BEFORE VOTING ON THE REINCORPORATION PROPOSAL. Throughout the Proxy Statement, the term "RasterOps" refers to the existing California corporation and the term "Truevision" refers to Truevision, Inc., a new Delaware corporation and a wholly owned subsidiary of RasterOps, which is the proposed successor to RasterOps.

    As discussed below, the principal reasons for the proposed reincorporation are the greater flexibility of Delaware corporate law, the substantial body of case law interpreting that law, the increased ability of the Company to attract and retain qualified directors and the ability to change the corporate name to "Truevision, Inc." The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords. Although Delaware law provides the opportunity for the Board of Directors to adopt various mechanisms which may enhance the Board's ability to negotiate favorable terms for the shareholders in the event of an unsolicited takeover attempt, the proposed Delaware Certificate of Incorporation and Bylaws are substantially similar to those currently in effect in California. The Reincorporation Proposal is not being proposed in order to prevent an unsolicited takeover attempt, and the Board of Directors is not aware of any present attempt to acquire control of the Company, obtain representation on the Board of Directors or take significant action that affects the Company.

    The Reincorporation Proposal will be effected by merging RasterOps into Truevision. Upon completion of the merger, RasterOps will cease to exist and Truevision will continue to operate the business of the Company under the name Truevision, Inc.

    Pursuant to the Agreement and Plan of Merger, a copy of which is attached hereto as Exhibit A (the "Merger Agreement"), each outstanding share of RasterOps Common Stock, no par value, will automatically be converted into one share of Truevision Common Stock, $0.001 par value, upon the effective date of the merger. Each stock certificate representing issued and outstanding shares of RasterOps Common Stock will continue to represent the same number of shares of Common Stock of

Truevision. IT WILL NOT BE NECESSARY FOR SHAREHOLDERS TO EXCHANGE THEIR EXISTING STOCK CERTIFICATES FOR STOCK CERTIFICATES OF TRUEVISION. However, shareholders may exchange their certificates if they so choose. The Common Stock of RasterOps is listed for trading on the Nasdaq National Market, and after the merger Truevision's Common Stock will be traded on the Nasdaq National Market under the symbol [TRUV]

    Under California law, the affirmative vote of a majority of the outstanding shares of Common Stock of RasterOps is required for approval of the Merger Agreement and the other terms of the Proposed Reincorporation. See "Vote Required for the Reincorporation Proposal". The Proposed Reincorporation has been unanimously approved by RasterOps' Board of Directors. If approved by the shareholders, it is anticipated that the merger will become effective as soon as practicable (the "Effective Date") following the Annual Meeting of Shareholders. However, pursuant to the Merger Agreement, the merger may be abandoned or the Merger Agreement may be amended by the Board of Directors (except that the principal terms may not be amended without shareholder approval) either before or after shareholder approval has been obtained and prior to the Effective Date of the Proposed Reincorporation if, in the opinion of the Board of Directors of RasterOps, circumstances arise which make it inadvisable to proceed under the original terms of the Merger Agreement. Shareholders of RasterOps will have no dissenters' rights of appraisal with respect to the merger.

    The discussion set forth below is qualified in its entirety by reference to the Merger Agreement, the Certificate of Incorporation of Truevision (the "Certificate of Incorporation"), the Bylaws of Truevision and the form of Indemnification Agreements to be entered into by and between Truevision and each of its officers and directors, copies of which are attached hereto as Exhibits A, B, C and D, respectively.

    APPROVAL BY SHAREHOLDERS OF THE PROPOSED REINCORPORATION WILL CONSTITUTE APPROVAL OF THE MERGER AGREEMENT, THE CERTIFICATE OF INCORPORATION AND THE BYLAWS OF TRUEVISION, AND THE FORM OF INDEMNIFICATION AGREEMENTS AND ALL PROVISIONS THEREOF.

VOTE REQUIRED FOR THE REINCORPORATION PROPOSAL

    Approval of the Reincorporation Proposal, which will also constitute approval of (i) the Merger Agreement, the Certificate of Incorporation and the Bylaws of Truevision, (ii) the assumption of RasterOps' employee benefit plans and stock option and employee stock purchase plans by Truevision and (iii) indemnification agreements with Truevision's officers and directors to afford such persons indemnification by the Company to the fullest extent permitted by Delaware law, will require the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of RasterOps entitled to vote.

    THE BOARD RECOMMENDS A VOTE FOR THE PROPOSED REINCORPORATION IN DELAWARE. THE EFFECT OF AN ABSTENTION OR A BROKER NON-VOTE IS THE SAME AS THAT OF A VOTE AGAINST THE REINCORPORATION PROPOSAL.

PRINCIPAL REASONS FOR THE PROPOSED REINCORPORATION

    As the Company plans for the future, the Board of Directors and management believe that it is essential to be able to draw upon well established principles of corporate governance in making legal and business decisions. The prominence and predictability of Delaware corporate law provide a reliable foundation on which the Company's governance decisions can be based, and the Company believes that shareholders will benefit from the responsiveness of Delaware corporate law to their needs and to those of the corporation they own.

    PROMINENCE, PREDICTABILITY AND FLEXIBILITY OF DELAWARE LAW. For many years Delaware has followed a policy of encouraging incorporation in that state and, in furtherance of that policy, has been a leader in adopting, construing and implementing comprehensive, flexible corporate laws responsive to the legal and business needs of corporations organized under its laws. Many corporations have chosen Delaware initially as a state of incorporation or have subsequently changed corporate domicile to Delaware in a manner similar to that proposed by the Company. Because of Delaware's prominence as the state of incorporation for many major corporations, both the legislature and courts in Delaware have demonstrated an ability and a willingness to act quickly and effectively to meet changing business needs. The Delaware courts have developed considerable expertise in dealing with corporate issues and a substantial body of case law has developed construing Delaware law and establishing public policies with respect to corporate legal affairs.

    INCREASED ABILITY TO ATTRACT AND RETAIN QUALIFIED DIRECTORS. Both California and Delaware law permit a corporation to include a provision in its certificate of incorporation which reduces or limits the monetary liability of directors for breaches of fiduciary duty in certain circumstances. The Company believes that, in general, Delaware law provides greater protection to directors than California law and that Delaware case law regarding a corporation's ability to limit director liability is more developed and provides more guidance than California law. The increasing frequency of claims and litigation directed against directors and officers has greatly expanded the risks facing directors and officers of corporations in exercising their respective duties. The amount of time and money required to respond to such claims and to defend such litigation can be substantial. It is the Company's desire to reduce these risks to its directors and officers and to limit situations in which monetary damages can be recovered against directors so that the Company may continue to attract and retain qualified directors who otherwise might be unwilling to serve because of the risks involved.

    WELL ESTABLISHED PRINCIPLES OF CORPORATE GOVERNANCE. There is substantial judicial precedent in the Delaware courts as to the legal principles applicable to measures that may be taken by a corporation and as to the conduct of the Board of Directors under the business judgment rule. The Company believes that its shareholders will benefit from the well established principles of corporate governance that Delaware law affords.

    CHANGE IN CORPORATE NAME. The Company has decided that it is appropriate to change its corporate name to "Truevision, Inc." to reflect the increased emphasis the Company has placed on its Truevision product line. The Company will be able to effect this change through the merger of RasterOps and Truevision.

NO CHANGE IN BOARD MEMBERS, BUSINESS, MANAGEMENT, EMPLOYEE BENEFIT PLANS OR LOCATION OF PRINCIPAL FACILITIES OF THE COMPANY

    The Reincorporation Proposal will effect only a change in the legal domicile of the Company, the corporate name and certain other changes of a legal nature, certain of which are described in this Proxy Statement. The Proposed Reincorporation will NOT result in any change in the business, management, fiscal year, assets or liabilities (except to the extent of legal and other costs of effecting the reincorporation) or location of the principal facilities of the Company. The seven directors who are elected at the Annual Meeting of Shareholders will become the directors of Truevision. All employee benefit, stock option and employee stock purchase plans of RasterOps will be assumed and continued by Truevision, and each option or right issued pursuant to such plans will automatically be converted into an option or right to purchase the same number of shares of Truevision Common Stock, at the same price per share, upon the same terms, and subject to the same conditions. Shareholders should note that approval of the Reincorporation Proposal will also constitute approval of the assumption of these plans by Truevision. Other employee benefit arrangements of RasterOps will also be continued by Truevision upon the terms and subject to the conditions currently in effect. As noted above, after the merger the shares of Common Stock of Truevision will be traded under the symbol [TRUV] in the Nasdaq National Market.

    Prior to the Effective Date of the merger, the Company will obtain any requisite consents to such merger from parties with whom it may have material contractual arrangements (the "Material Agreements"). As a result, RasterOps' rights and obligations under such Material Agreements will continue and be assumed by Truevision.

ANTITAKEOVER IMPLICATIONS

    Delaware, like many other states, permits a corporation to adopt a number of measures through amendment of the corporate charter or bylaws or otherwise, which measures are designed to reduce a corporation's vulnerability to unsolicited takeover attempts. The Reincorporation Proposal is not being proposed in order to prevent such a change in control, and the Board of Directors is not aware of any present attempt to acquire control of the Company or to obtain representation on the Board of Directors.

    In the discharge of its fiduciary obligations to its shareholders, the Board of Directors has evaluated the Company's vulnerability to potential unsolicited bidders. In the course of such evaluation, the Board of Directors of the Company has considered or may consider in the future certain defensive strategies designed to enhance the Board's ability to negotiate with an unsolicited bidder. These strategies include, but are not limited to, the adoption of a severance plan for its management and key employees which becomes effective upon the occurrence of a change in control of the Company and the authorization of preferred stock, the rights and preferences of which may be determined by the Board of Directors. Each of these measures has been implemented by RasterOps under California law and will be assumed or a corresponding arrangement will be provided for by Truevision under Delaware law.

    Certain effects of the Reincorporation Proposal may be considered to have antitakeover implications. Section 203 of the Delaware General Corporation Law, from which Truevision does not intend to opt out, restricts certain "business combinations" with "interested stockholders" for three years following the date that a person becomes an interested stockholder, unless the Board of Directors approves the business combination. See "Significant Differences Between the Corporation Laws of California and Delaware -- Shareholder Approval of Certain Business Combinations". Other measures permitted under Delaware law that the Company is not implementing as part of the Proposed Reincorporation include the establishment of a staggered board of directors, the elimination of cumulative voting, the elimination of the right of stockholders controlling at least ten percent (10%) of the voting shares to call a special meeting of stockholders and elimination of the right to remove a director other than for cause. It should also be noted that elimination of cumulative voting and the establishment of a classified board of directors also can be undertaken under California law in certain circumstances. For a detailed discussion of all of the changes which will be implemented as part of the Proposed Reincorporation, see "The Charters and Bylaws of RasterOps and Truevision" and "Indemnification and Limitation of Liability" below. For a discussion of these and other differences between the laws of California and Delaware, see "Significant Differences Between the Corporation Laws of California and Delaware" below.

    The Board of Directors believes that unsolicited takeover attempts may be unfair or disadvantageous to the Company and its shareholders because: (i) a non-negotiated takeover bid may be timed to take advantage of temporarily depressed stock prices; (ii) a non-negotiated takeover bid may be designed to foreclose or minimize the possibility of more favorable competing bids or alternative transactions; (iii) a non-negotiated takeover bid may involve the acquisition of only a controlling interest in the corporation's stock, without affording all shareholders the opportunity to receive the same economic benefits; and (iv) certain of the Company's Material Agreements provide that they may not be assigned pursuant to a transaction which results in a "change of control" of the Company without the prior written consent of the licensor or other contracting party.

    By contrast, in a transaction in which an acquiror must negotiate with an independent board of directors, the board can and should take account of the underlying and long-term values of the Company's business, technology and other assets, the possibilities for alternative transactions on more favorable terms, possible advantages from a tax-free reorganization, anticipated favorable developments in the Company's business not yet reflected in the stock price and equality of treatment of all shareholders.

    Despite the belief of the Board of Directors as to the benefits to shareholders of the Reincorporation Proposal, it may be disadvantageous to the extent that it has the effect of discouraging a future takeover attempt which is not approved by the Board of Directors, but which a majority of the shareholders may deem to be in their best interests or in which shareholders may receive a substantial premium for their shares over the then current market value or over their cost basis in such shares. As a result of such effects of the Reincorporation Proposal, shareholders who might wish to participate in a tender offer may not have an opportunity to do so. In addition, to the extent that such provisions enable the Board of Directors to resist a takeover or a change in control of the Company, such provisions could make it more difficult to change the existing Board of Directors and management.

THE CHARTERS AND BYLAWS OF RASTEROPS AND TRUEVISION

    The provisions of the Truevision Certificate of Incorporation and Bylaws are similar to those of the RasterOps Articles of Incorporation and Bylaws in many respects. However, the Reincorporation Proposal includes the implementation of certain provisions in the Truevision Certificate of Incorporation and Bylaws which alter the rights of shareholders and the powers of management. These provisions have antitakeover implications and are described in detail below. Approval by shareholders of the Proposed Reincorporation will constitute an approval of the inclusion in the Truevision Certificate of Incorporation and Bylaws of each of the provisions described below. In addition, Truevision could implement certain other changes by amendment of its Certificate of Incorporation or Bylaws, although amendments to the Certificate of Incorporation would be effective only upon approval of the stockholders. For a discussion of such changes, see "Significant Differences Between the Corporation Laws of California and Delaware". This discussion of the Certificate of Incorporation and Bylaws of Truevision is qualified by reference to Exhibits B and C hereto, respectively.

    The Articles of Incorporation of RasterOps currently authorize the Company to issue up to 15,000,000 shares of Common Stock, no par value, and 2,000,000 shares of Preferred Stock, no par value. The Certificate of Incorporation of Truevision provides that such company will have 25,000,000 authorized shares of Common Stock, $.001 par value, and 2,000,000 shares of Preferred Stock, $.001 par value. Like RasterOps' Articles of Incorporation, Truevision's Certificate of Incorporation provides that the Board of Directors is entitled to determine the powers, preferences and rights, and the qualifications, limitations or restrictions, of the authorized and unissued Preferred Stock. Although it has no present intention of doing so, the Board of Directors, without stockholder approval, could authorize the issuance of Preferred Stock in the future upon terms or with any rights, preferences and privileges which could have the effect of delaying or preventing a change in control of the Company or modifying the effective rights of holders of the Company's Common Stock under either
California or Delaware law. The Board of Directors could also utilize such shares for further financings, possible acquisitions and other uses.

    MONETARY LIABILITY OF DIRECTORS. The Articles of Incorporation of RasterOps and the Certificate of Incorporation of Truevision both provide for the elimination of personal monetary liability of directors to the fullest extent permissible under law. The provision eliminating monetary liability of directors set forth in the Truevision Certificate of Incorporation is potentially more expansive than the corresponding provision in the RasterOps Articles of Incorporation, in that the former incorporates future amendments to Delaware law with respect to the elimination of such liability. For a more detailed explanation of the foregoing, see "Significant Differences Between the Corporation Laws of California and Delaware -- Indemnification and Limitation of Liability."

    SIZE  OF THE  BOARD OF DIRECTORS.   The  Bylaws of Truevision  provide for a
Board of Directors consisting of seven directors. The Bylaws of RasterOps provide for a Board of Directors ranging from five to nine members, with the exact number currently set at seven directors. Under California law, although changes in the number of directors, in general, must be approved by a majority of the outstanding shares, the Board of Directors may fix the exact number of directors within a stated range set forth in the articles of incorporation or bylaws, if the stated ranges have been approved by the shareholders. Delaware law permits the board of directors acting alone, to change the authorized number of directors by amendment to the bylaws, unless the directors are not authorized to amend the bylaws or the number of directors is fixed in the certificate of incorporation (in which case a change in the number of directors may be made only by amendment to the certificate of incorporation following approval of such change by the stockholders). The Truevision Certificate of Incorporation provides that the number of directors will be as specified in the Bylaws and authorizes the Board of Directors to adopt, alter, amend or repeal the Bylaws. Following the Proposed Reincorporation, the Board of Directors of Truevision could amend the Bylaws to change the size of the Board of Directors from seven directors without further stockholder approval. If the Reincorporation Proposal is approved, the seven directors of RasterOps who are elected at the Annual Meeting of Shareholders will continue as the seven directors of Truevision after the Proposed Reincorporation is consummated.

    CUMULATIVE VOTING FOR DIRECTORS. Under California law, if any shareholder has given notice of an intention to cumulate votes for the election of directors, any other shareholder of the corporation is also entitled to cumulate his or her votes at such election. Cumulative voting provides that each share of stock normally having one vote is entitled to a number of votes equal to the number of directors to be elected. A shareholder may then cast all such votes for a single candidate or may allocate them among as many candidates as the shareholder may choose. In the absence of cumulative voting, the holders of the majority of the shares present or represented at a meeting in which directors are to be elected would have the power to elect all the directors to be elected at such meeting, and no person could be elected without the support of holders of the majority of shares present or represented at such meeting. Elimination of cumulative voting could make it more difficult for a minority shareholder adverse to a majority of the shareholders to obtain representation on the Company's Board of Directors. California corporations whose stock is listed on a national Stock exchange or whose stock is held by 800 shareholders and included in the Nasdaq National Market (a "Listed Company") can also eliminate cumulative voting with shareholder approval. The Company does not currently qualify as a Listed Company. Under Delaware law, cumulative voting in the election of directors is not mandatory, but is a permitted option. The Truevision Certificate of Incorporation provides for cumulative voting rights.

    POWER TO CALL SPECIAL SHAREHOLDERS' MEETINGS. Under California law, a special meeting of shareholders may be called by the board of directors, the chairman of the board, the president, the holders of shares entitled to cast not less than 10% of the votes at such meeting and such additional persons as are authorized by the articles of incorporation or the bylaws. Under Delaware law, a special meeting of stockholders may be called by the board of directors or any other person authorized to do so in the certificate of incorporation or the bylaws. The Bylaws of Truevision currently authorize the Board of Directors, the Chairman of the Board, the President and the holders of not less than ten percent (10%) of the shares entitled to vote to call a special meeting of stockholders. Therefore, no substantive change is contemplated in this provision. Although the Board of Directors could in the future amend the Company's Bylaws without stockholder approval, there is no current intention to do so.

    FILLING  VACANCIES ON  THE BOARD  OF DIRECTORS.   Under  California law, any
vacancy on the board of directors other than one created by removal of a director may be filled by the Board. If the number of directors is less than a quorum, a vacancy may be filled by the unanimous written consent of the directors then in office, by the affirmative vote of a majority of the directors at a meeting held pursuant to notice or waivers of notice or by a sole remaining director. A vacancy created by removal of a director may be filled by the board only if so authorized by a corporation's articles of incorporation or by a bylaw approved by the corporation's shareholders. RasterOps' Articles of Incorporation and Bylaws do not permit directors to fill vacancies created by removal of a director by the shareholders. Under Delaware law, vacancies and newly created directorships may be filled by a majority of the directors then in office (even though less than a quorum) or by a sole remaining director, unless otherwise provided in the certificate of incorporation or bylaws (or unless the certificate of incorporation directs that a particular class of stock is to elect such director(s), in which case a majority of the directors elected by such class, or a sole remaining director so elected, shall fill such vacancy or newly created directorship). The Bylaws of Truevision provide, consistent with the Bylaws of RasterOps, that any vacancy created by the removal of a director by the stockholders of Truevision may be filled only by the stockholders. Following the Proposed Reincorporation, the Board of Directors of Truevision could, although it has no current intention to do so, amend the Bylaws to provide that directors may fill any vacancy created by removal of directors by the stockholders.

    LOANS TO OFFICERS AND EMPLOYEES. Under California law, any loan or guaranty to or for the benefit of a director or officer of the corporation or its parent requires approval of the shareholders unless such loan or guaranty is provided under a plan approved by shareholders owning a majority of the outstanding shares of the corporation. However, under California law, shareholders of any corporation with 100 or more shareholders of record, such as the Company, may approve a bylaw authorizing the board of directors alone to approve loans or guaranties to or on behalf of officers (whether or not such officers are directors) if the board determines that any such loan or guaranty may reasonably be expected to benefit the corporation. Pursuant to the Truevision Bylaws and in accordance with Delaware law, Truevision may make loans to, guarantee the obligations of or otherwise assist its officers or other employees and those of its subsidiaries (including directors who are also officers or employees) when such action, in the judgment of the directors, may reasonably be expected to benefit the corporation.

    VOTING BY BALLOT. California law provides that the election of directors may proceed in the manner described in a corporation's bylaws. RasterOps' Bylaws provide that the election of directors at a shareholders' meeting may be by voice vote or ballot, unless prior to such vote a shareholder demands a vote by ballot, in which case such vote must be by ballot. Under Delaware law, the right to vote by written ballot may be restricted if so provided in the Certificate of Incorporation. The Bylaws of Truevision do not address election by ballot, but the Certificate of Incorporation of Truevision, consistent with RasterOps' Bylaws, provides that if a stockholder specifically demands election of directors by ballot (or if the Bylaws provide that elections shall be by ballot) then elections shall be held by ballot. Stockholders of Truevision may therefore continue to demand election by ballot, unless and until the Certificate of Incorporation is amended, which amendment would require a majority stockholder vote. It may be more difficult for a stockholder to contest the outcome of a vote that has not been conducted by written ballot.

SIGNIFICANT DIFFERENCES BETWEEN THE CORPORATION LAWS OF CALIFORNIA AND DELAWARE

    The corporation laws of California and Delaware differ in many respects. Although all the differences are not set forth in this Proxy Statement, certain provisions, which could materially affect the rights of shareholders, are discussed below.

    STOCKHOLDER APPROVAL OF CERTAIN BUSINESS COMBINATIONS. In recent years, a number of states have adopted special laws designed to make certain kinds of "unfriendly" corporate takeovers, or other transactions involving a corporation and one or more of its significant shareholders, more difficult. Under Section 203 of the Delaware General Corporation Law, certain "business combinations" with "interested stockholders" of Delaware corporations are subject to a three-year moratorium unless specified conditions are met.

    Section 203 prohibits a Delaware corporation from engaging in a "business combination" with an "interested stockholder" for three years following the date that such person or entity becomes an interested stockholder. With certain exceptions, an interested stockholder is a person or entity who or which owns, individually or with or through certain other persons or entities, fifteen percent (15%) or more of the corporation's outstanding voting stock (including any rights to acquire stock pursuant to an option, warrant, agreement, arrangement or understanding, or upon the exercise of conversion or exchange rights, and stock with respect to which the person has voting rights only), or is an affiliate or associate of the corporation and was the owner, individually or with or through certain other persons or entities, of fifteen percent (15%) or more of such voting stock at any time within the previous three years, or is an affiliate or associate of any of the foregoing.

    For purposes of Section 203, the term "business combination" is defined broadly to include mergers with or caused by the interested stockholder; sales or other dispositions to the interested stockholder (except proportionately with the corporation's other stockholders) of assets of the corporation or a direct or indirect majority-owned subsidiary equal in aggregate market value to ten percent (10%) or more of the aggregate market value of either the corporation's consolidated assets or all of its outstanding stock; the issuance or transfer by the corporation or a direct or indirect majority-owned subsidiary of stock of the corporation or such subsidiary to the interested stockholder (except for certain transfers in a conversion or exchange or a pro rata distribution or certain other transactions, none of which increase the interested stockholder's proportionate ownership of any class or series of the corporation's or such subsidiary's stock or of the corporation's voting stock); or receipt by the interested stockholder (except proportionately as a stockholder), directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation or a subsidiary.

    The three-year moratorium imposed on business combinations of Section 203 does not apply if: (i) prior to the date on which such stockholder becomes an interested stockholder the board of directors of the subject corporation approves either the business combination or the transaction that resulted in the person or entity becoming an interested stockholder; (ii) upon consummation of the transaction that made him or her an interested stockholder, the interested stockholder owns at least eighty-five percent (85%) of the corporation's voting stock outstanding at the time the transaction commenced (excluding from the eighty-five percent (85%) calculation shares owned by directors who are also officers of the subject corporation and shares held by employee stock plans that do not give employee participants the right to decide confidentially whether to accept a tender or exchange offer); or (iii) on or after the date such person or entity becomes an interested stockholder, the board approves the business combination and it is also approved at a stockholder meeting by sixty-six and two-thirds percent (66 2/3%) of the outstanding voting stock not owned by the interested stockholder.

    Section 203 only applies to certain publicly held corporations that have a class of voting stock that is (i) listed on a national securities exchange, (ii) quoted on an interdealer quotation system of a registered national securities association such as the Nasdaq National Market or (iii) held of record by more than 2,000 stockholders. Although a Delaware corporation to which Section 203 applies may elect not to be governed by Section 203, Truevision does not intend to so elect and thus will be governed by Section 203.

    The Company believes that Section 203 will encourage any potential acquiror to negotiate with the Company's Board of Directors. Section 203 also might have the effect of limiting the ability of a potential acquiror to make a two-tiered bid for Truevision in which all stockholders would not be treated equally. Shareholders should note, however, that the application of Section 203 to Truevision will confer upon the Board the power to reject a proposed business combination in certain circumstances, even though a potential acquiror may be offering a substantial premium for Truevision's shares over the then-current market price. Section 203 would also discourage certain potential acquirors unwilling to comply with its provisions. See "Shareholder Voting" herein.

    California law requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally.

    REMOVAL OF DIRECTORS. Under California law, any director or the entire board of directors may be removed, with or without cause, with the approval of a majority of the outstanding shares entitled to vote; however, no individual director may be removed (unless the entire board is removed) if the number of votes cast against such removal would be sufficient to elect the director under cumulative voting. Under Delaware law, a director of a corporation that does not have a classified board of

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
directors or cumulative voting may be removed with or without cause with the approval of a majority of the outstanding shares entitled to vote at an election of directors. In the case of a Delaware corporation having cumulative voting, if less than the entire board is to be removed, a director may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting. A director of a corporation with a classified board of directors may be removed only for cause, unless the certificate of incorporation otherwise provides. The Certificate of Incorporation of Truevision does not provide for a classified board of directors but does provide for cumulative voting. As a result, and similar to applicable California law, Truevision directors may not be removed without cause if the number of shares voted against such removal would be sufficient to elect the director under cumulative voting.

    CLASSIFIED BOARD OF DIRECTORS. A classified board is one on which a certain number, but not all, of the directors are elected on a rotating basis each year. This method of electing directors makes changes in the composition of the board of directors more difficult, and thus a potential change in control of a corporation a lengthier and more difficult process. Under California law, a Listed Company may also provide for a classified board of directors by adopting amendments to its articles of incorporation or bylaws, which amendments must be approved by the shareholders. The Board of Directors believes RasterOps does not currently qualify as a Listed Company able to adopt a classified board of directors. Delaware law permits, but does not require, a classified board of directors, pursuant to which the directors can be divided into as many as three classes with staggered terms of office, with only one class of directors standing for election each year. The Truevision Certificate of Incorporation and Bylaws do not provide for a classified board, and Truevision presently does not intend to propose establishment of a classified board. The establishment of a classified board following the Proposed Reincorporation would require the approval of the stockholders of Truevision.

    INDEMNIFICATION AND LIMITATION OF LIABILITY. California and Delaware have similar laws respecting indemnification by a corporation of its officers, directors, employees and other agents. The laws of both states also permit, with certain exceptions, a corporation to adopt charter provisions eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the director's fiduciary duty. There are nonetheless certain differences between the laws of the two states respecting indemnification and limitation of liability.

    The Articles of Incorporation of RasterOps eliminate the liability of directors to the corporation to the fullest extent permissible under California law. California law does not permit the elimination of monetary liability where such liability is based on: (a) intentional misconduct or knowing and culpable violation of law; (b) acts or omissions that a director believes to be contrary to the best interests of the corporation or its shareholders, or that involve the absence of good faith on the part of the director; (c) receipt of an improper personal benefit; (d) acts or omissions that show reckless disregard for the director's duty to the corporation or its shareholders, where the director in the ordinary course of performing a director's duties should be aware of a risk of serious injury to the corporation or its shareholders; (e) acts or omissions that constitute an unexcused pattern of inattention that amounts to an abdication of the director's duty to the corporation and its shareholders; (f) transactions between the corporation and a director who has a material financial interest in such transaction; and (g) liability for improper distributions, loans or guarantees.

    The Certificate of Incorporation of Truevision also eliminates the liability of directors to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director to the fullest extent permissible under Delaware law, as such law exists currently or as it may be amended in the future. Under Delaware law, such provision may not eliminate or limit director monetary liability for: (a) breaches of the director's duty of loyalty to the corporation or its stockholders; (b) acts or omissions not in good faith or involving intentional misconduct or knowing violations of law; (c) the payment of unlawful dividends or unlawful stock repurchases or redemptions; or (d) transactions in which the director received an improper personal benefit. Such limitation of liability provisions also may not limit a director's liability for violation of, or otherwise relieve Truevision or its directors from the necessity of complying with federal or state securities laws, or affect the availability of non-monetary remedies such as injunctive relief or rescission.

    California law permits indemnification of expenses incurred in derivative or third-party actions, except that with respect to derivative actions (a) no indemnification may be made when a person is adjudged liable to the corporation in the performance of that person's duty to the corporation and its shareholders unless a court determines such person is entitled to indemnity for expenses, and then such indemnification may be made only to the extent that such court shall determine and (b) no indemnification may be made without court approval in respect of amounts paid or expenses incurred in settling or otherwise disposing of a pending action or amounts incurred in defending a pending action that is settled or otherwise disposed of without court approval.

    California law requires indemnification when the individual has defended successfully the action on the merits while Delaware law requires indemnification relating to a successful defense on the merits or otherwise. Delaware law generally permits indemnification of expenses, including attorneys' fees, actually and reasonably incurred in the defense or settlement of a derivative or third-party action, provided there is a determination by a majority vote of a disinterested quorum of the directors, by independent legal counsel or by a majority vote of a quorum of the stockholders that the person seeking indemnification acted in good faith and in a manner reasonably believed to be in or (in contrast to California law) not opposed to the best interests of the corporation. Without court approval, however, no indemnification may be made in respect of any derivative action in which such person is adjudged liable for negligence or misconduct in the performance of his or her duty to the corporation. Delaware law requires indemnification of expenses when the individual being indemnified has successfully defended any action, claim, issue, or matter therein, on the merits or otherwise.

    Expenses incurred by an officer or director in defending an action may be paid in advance, under Delaware law and California law, if such director or officer undertakes to repay such amounts if it is ultimately determined that he or she is not entitled to indemnification. In addition, the laws of both states authorize a corporation's purchase of indemnity insurance for the benefit of its officers, directors, employees and agents whether or not the corporation would have the power to indemnify against the liability covered by the policy.

    California law permits a California corporation to provide rights to indemnification beyond those provided therein to the extent such additional indemnification is authorized in the corporation's articles of incorporation. Thus, if so authorized, rights to indemnification may be provided pursuant to agreements or bylaw provisions which make mandatory the permissive indemnification provided by California law. Under California law, there are two limitations on such additional rights to indemnification: (i) such indemnification is not permitted for acts, omissions or transactions from which a director of a California corporation may not be relieved of personal liability, as described above and (ii) such indemnification is not permitted in circumstances where California law expressly prohibits indemnification, as described above. RasterOps' Articles of Incorporation permit indemnification beyond that expressly mandated by the California Corporations Code and limit director monetary liability to the extent permitted by California law. RasterOps has entered into indemnification agreements with its officers and directors.

    Delaware law also permits a Delaware corporation to provide indemnification in excess of that provided by statute. By contrast to California law, Delaware law does not require authorizing provisions in the certificate of incorporation and does not contain express prohibitions on indemnification in certain circumstances; limitations on indemnification may be imposed by a court, however, based on principles of public policy.

    A provision of Delaware law states that the indemnification provided by statute shall not be deemed exclusive of any other rights under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise. If the Proposed Reincorporation is approved, Truevision will enter into indemnification agreements with the officers and directors substantially in the form attached hereto as Exhibit D to provide for indemnification of officers and directors and advancement of expenses to the maximum extent permitted by Delaware law, and a vote in favor of the Proposed Reincorporation is also approval of such indemnification agreements. Among other things, the indemnification agreements will include within their purview future changes in Delaware law that expand the permissible scope of indemnification of directors and officers of Delaware corporations.

    INSPECTION OF SHAREHOLDER LIST. Both California and Delaware law allow any shareholder to inspect the shareholder list for a purpose reasonably related to such person's interest as a shareholder. California law provides, in addition, for an absolute right to inspect and copy the corporation's shareholder list by persons holding an aggregate of five percent (5%) or more of the corporation's voting shares, or shareholders holding an aggregate of one percent (1%) or more of such shares who have filed a Schedule 14B with the SEC in connection with a contested election of directors. The latter provision has not been amended in response to the elimination of Schedule 14B under the revised proxy rules. Under California law, such absolute inspection rights also apply to a corporation formed under the laws of any other state if its principal executive offices are in California or if it customarily holds meetings of its board in California. However, such absolute inspection rights do not apply to a corporation that qualifies as a Listed Company. Delaware law also provides for inspection rights as to a list of stockholders entitled to vote at a meeting within a ten day period preceding a stockholders' meeting for any purpose germane to the meeting. However, Delaware law contains no provisions comparable to the absolute right of inspection provided by California law to certain shareholders.

    DIVIDENDS AND REPURCHASES OF SHARES. California law dispenses with the concepts of par value of shares as well as statutory definitions of capital, surplus and the like. The concepts of par value, capital and surplus exist under Delaware law. Truevision's authorized Common Stock and Preferred Stock will each have a $0.001 par value per share.

    Under California law, a corporation may not make any distribution (including dividends, whether in cash or other property, and repurchases of its shares, other than repurchases of its shares issued under employee stock plans contemplated by Section 408 of the California Corporations Code) unless either
(i) the corporation's retained earnings immediately prior to the proposed distribution equal or exceed the amount of the proposed distribution or (ii) immediately after giving effect to such distribution, the corporation's assets (exclusive of goodwill, capitalized research and development expenses and deferred charges) would be at least equal to 1 1/4 times its liabilities (not including deferred taxes, deferred income and other deferred credits), and the corporation's current assets would be at least equal to its currently liabilities (or 1 1/4 times its current liabilities if the average pre-tax and pre-interest expense earnings for the preceding two fiscal years were less than the average interest expense for such years). Such tests are applied to California corporations on a consolidated basis.

    Delaware law permits a corporation to declare and pay dividends out of surplus or, if there is no surplus, out of net profits for the fiscal year in which the dividend is declared and/or for the preceding fiscal year as long as the amount of capital of the corporation following the declaration and payment of the dividend is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets. In addition, Delaware law generally provides that a corporation may redeem or repurchase its shares only if the capital of the corporation is not impaired and such redemption or repurchase would not impair the capital of the corporation.

    To date, the Company has not paid any cash dividends on its outstanding shares and does not anticipate doing so for the foreseeable future.

    SHAREHOLDER VOTING. Both California and Delaware law generally require that a majority of the shareholders of both acquiring and target corporations approve statutory mergers. Delaware law does not require a stockholder vote of the surviving corporation in a merger (unless the corporation provides otherwise in its certificate of incorporation) if (a) the merger agreement does not amend the existing certificate of incorporation, (b) each share of the stock of the surviving corporation outstanding immediately before the effective date of the merger is an identical outstanding or treasury share after the merger and (c) either no shares of common stock of the surviving corporation and no shares, securities or obligations convertible into such stock are to be issued or delivered under the plan of merger, or the authorized unissued shares or the treasury shares of common stock of the surviving corporation to be issued or delivered under the plan of merged plus those initially issuable upon conversion of any other shares, securities or obligations to be issued or delivered under such plan do not exceed twenty percent (20%) of the shares of common stock of such constituent corporation outstanding immediately prior to the effective date of the merger. California law contains a similar exception to its voting requirements for reorganizations where shareholders or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity.

    Both California law and Delaware law also require that a sale of all or substantially all of the assets of a corporation be approved by a majority of the outstanding voting shares of the corporation transferring such assets.

    With certain exceptions, California law also requires that mergers, reorganizations, certain sales of assets and similar transactions be approved by a majority vote of each class of shares outstanding. In contrast, Delaware law generally does not require class voting, except in certain transactions involving an amendment to the certificate of incorporation that adversely affects a specific class of shares. As a result, shareholder approval of such transactions may be easier to obtain under Delaware law for companies which have more than one class of shares outstanding.

    California law also requires that holders of nonredeemable common stock receive nonredeemable common stock in a merger of the corporation with the holder of more than fifty percent (50%) but less than ninety percent (90%) of such common stock or its affiliate unless all of the holders of such common stock consent to the transaction. This provision of California law may have the effect of making a "cash-out" merger by a majority shareholder more difficult to accomplish. Although Delaware law does not parallel California law in this respect, under some circumstances Section 203 does provide similar protection against coercive two-tiered bids for a corporation in which the stockholders are not treated equally. See "Significant Differences Between the Corporation Laws of California and Delaware -- Stockholder Approval of Certain Business Combinations."

    California law provides that, except in certain circumstances, when a tender offer or a proposal for a reorganization or for a sale of assets is made by an interested party (generally a controlling or managing person of the target corporation), an affirmative opinion in writing as to the fairness of the consideration to be paid to the shareholders must be delivered to shareholders. This fairness opinion requirement does not apply to a corporation that does not have shares held of record by at least 100 persons, or to a transaction that has been qualified under California state securities laws. Furthermore, if a tender of shares or vote is sought pursuant to an interested party's proposal and a later proposal is made by another party at least ten days prior to the date of acceptance of the interested party proposal, the shareholders must be informed of the later offer and be afforded a reasonable opportunity to withdraw any vote, consent or proxy, or to withdraw any tendered shares. Delaware law has no comparable provision.

    INTERESTED DIRECTOR TRANSACTIONS. Under both California and Delaware law, certain contracts or transactions in which one or more of a corporation's directors has an interest are not void or voidable because of such interest provided that certain conditions, such as obtaining the required approval and fulfilling the requirements of good faith and full disclosure, are met. With certain exceptions, the conditions are similar under California and Delaware law. Under California and Delaware law, (a) either the shareholders or the board of directors must approve any such contract or transaction after full disclosure of the material facts, and, in the case of board approval, the contract or transaction must also be "just and reasonable" (in California) or "fair" (in Delaware) to the corporation or (b) the contract or transaction must have been just and reasonable or fair as to the corporation at the time it was approved. In the latter case, California law explicitly places the burden of proof on the interested director. Under California law, if shareholder approval is sought, the interested director is not entitled to vote his shares at a shareholder meeting with respect to any action regarding such contract or transaction. If board approval is sought, the contract or transaction must be approved by a majority vote of a quorum of the directors, without counting the vote of any interested directors (except that interested directors may be counted for purposes of establishing a quorum). Under Delaware law, if board approval is sought, the contract or transaction must be approved by a majority of the disinterested directors (even if the disinterested directors are less than a quorum). Therefore, certain transactions that the Board of Directors of RasterOps might not be able to approve because of the number of interested directors, could be approved by a majority of the disinterested directors of Truevision, although less than a majority of a quorum. The Company is not aware of any plans to propose any transaction involving directors of the Company that could not be so approved under California law but could be so approved under Delaware law.

    SHAREHOLDER DERIVATIVE SUITS. California law provides that a shareholder bringing a derivative action on behalf of a corporation need not have been a shareholder at the time of the transaction in question, provided that certain tests are met. Under Delaware law, a stockholder may bring a derivative action on behalf of the corporation only if the stockholder was a stockholder of the corporation at the time of the transaction in question or if his or her stock thereafter devolved upon him or her by operation of law. California law also provides that the corporation or the defendant in a derivative suit may make a motion to the court for an order requiring the plaintiff shareholder to furnish a security bond. Delaware does not have a similar bonding requirement.

    APPRAISAL RIGHTS. Under both California and Delaware law, a shareholder of a corporation participating in certain major corporate transactions may, under varying circumstances, be entitled to appraisal rights pursuant to which such shareholder may receive cash in the amount of the fair market value of his or her shares in lieu of the consideration he or she would otherwise receive in the transaction. Under Delaware law, such fair market value is determined exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, and such appraisal rights are not available (a) with respect to the sale, lease or exchange of all or substantially all of the assets of a corporation, (b) with respect to a merger or consolidation by a corporation the shares of which are either listed on a national securities exchange or are held of record by more than 2,000 holders if such stockholders receive only shares of the surviving corporation or shares of any other corporation that are either listed on a national securities exchange or held of record by more than 2,000 holders, plus cash in lieu of fractional shares of such corporations or
(c) to stockholders of a corporation surviving a merger if no vote of the stockholders of the surviving corporation is required to approve the merger under certain provisions of Delaware law.

    The limitations on the availability of appraisal rights under California law are different from those under Delaware law. Shareholders of a California corporation whose shares are listed on a national securities exchange or on a list of over-the-counter margin stocks (typically including Nasdaq National Market stocks) issued by the Board of Governors of the Federal Reserve System generally do not have such appraisal rights unless the holders of at least five percent (5%) of the class of outstanding shares claim the right or the corporation or any law restricts the transfer of such shares. Appraisal rights are also unavailable if the shareholders of a corporation or the corporation itself, or both, immediately prior to the reorganization will own immediately after the reorganization equity securities constituting more than five-sixths of the voting power of the surviving or acquiring corporation or its parent entity (as will be the case in the Reincorporation Proposal). Appraisal or dissenters' rights are, therefore, not available to shareholders of RasterOps with respect to the Reincorporation Proposal. California law generally affords appraisal rights in sale of asset reorganizations.

    DISSOLUTION. Under California law, shareholders holding fifty percent (50%) or more of the total voting power may authorize a corporation's dissolution, with or without the approval of the corporation's board of directors, and this right may not be modified by the articles of incorporation. Under Delaware law, unless the board of directors approves the proposal to dissolve, the dissolution must be approved by all the stockholders entitled to vote thereon. Only if the dissolution is initially approved by the board of directors may it be approved by a simple majority of the outstanding shares of the corporation's stock entitled to vote. In the event of such a board-initiated dissolution, Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority (greater than a simple majority) voting requirement in connection with dissolutions. Truevision's Certificate of Incorporation contains no such supermajority voting requirement, however, and a majority of the outstanding shares entitled to vote, voting at a meeting at which a quorum is present, would be sufficient to approve a dissolution of Truevision that had previously been approved by its Board of Directors.

APPLICATION OF THE GENERAL CORPORATION LAW OF CALIFORNIA TO DELAWARE
CORPORATIONS

    Under Section 2115 of the California General Corporation Law, certain foreign corporations (i.e., corporations not organized under California law) are placed in a special category if they have characteristics of ownership and operation which indicate that they have significant contacts with California. So long as a Delaware or other foreign corporation is in this special category, and it does not qualify for one of the statutory exemptions, it is subject to a number of key provisions of the California General Corporation Law applicable to corporations incorporated in California. Among the more important provisions are those relating to the election and removal of directors, cumulative voting, classified boards of directors, director duty of care standards, standards of liability and indemnification of directors, distributions, dividends and repurchases of shares, shareholder meetings, approval of certain corporate transactions, dissenters and appraisal rights and inspection of corporate records. See "Significant Differences Between the Corporation Laws of California and Delaware" above.

    [An exemption from Section 2115 is provided for corporations whose stockholders residing outside the State of California own greater than 50% of the Company's outstanding shares. Following the Proposed Reincorporation, greater than 50% of the Common Stock of Truevision will be held by stockholders whose residence is outside of California and accordingly it is expected that Truevision will be exempt from Section 2115.]

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

    The following is a discussion of certain federal income tax considerations that may be relevant to holders of RasterOps Common Stock who receive Truevision Common Stock in exchange for their RasterOps Common Stock as a result of the Proposed Reincorporation. The discussion does not address all of the tax consequences of the Proposed Reincorporation that may be relevant to particular RasterOps shareholders, such as dealers in securities, or those RasterOps shareholders who acquired their shares upon the exercise of stock options, nor does it address the tax consequences to holders of options or warrants to acquire RasterOps Common Stock. Furthermore, no foreign, state, or local tax considerations are addressed herein. IN VIEW OF THE VARYING NATURE OF SUCH TAX CONSEQUENCES, EACH SHAREHOLDER IS URGED TO CONSULT HIS OR HER OWN TAX ADVISOR AS TO THE SPECIFIC TAX CONSEQUENCES OF THE PROPOSED REINCORPORATION, INCLUDING THE APPLICABILITY OF FEDERAL, STATE, LOCAL OR FOREIGN TAX LAWS.

    Subject to the limitations, qualifications and exceptions described herein, and assuming the Proposed Reincorporation qualifies as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), the following tax consequences generally should result:

        (a) No gain or loss should be recognized by holders of RasterOps Common Stock upon receipt of Truevision Common Stock pursuant to the Proposed Reincorporation;

        (b) The aggregate tax basis of the Truevision Common Stock received by each shareholder in the Proposed Reincorporation should be equal to the aggregate tax basis of the RasterOps Common Stock surrendered in exchange therefor; and

        (c) The holding period of the Truevision Common Stock received by each shareholder of RasterOps should include the period for which such
    shareholder   held  the  RasterOps  Common  Stock  surrendered  in  exchange therefor, provided that such RasterOps Common Stock was held by the shareholder as a capital asset at the time of Proposed Reincorporation.

        (d) The Company should not recognize gain or loss for federal income tax purposes as a result of the Proposed Reincorporation, and Truevision should succeed, without adjustment, to the federal income tax attributes of RasterOps.

    The Company has not requested a ruling from the Internal Revenue Service (the "IRS") with respect to the federal income tax consequences of the Proposed Reincorporation under the Code. The Company will, however, receive an opinion from legal counsel substantially to the effect that the Proposed Reincorporation will qualify as a reorganization within the meaning of Section 368(a) of the Code (the "Tax Opinion"). The Tax Opinion will neither bind the IRS nor preclude it from asserting a contrary position. In addition, the Tax Opinion will be subject to certain assumptions and qualifications and will be based upon the truth and accuracy of representations made by Truevision and RasterOps.

                                 PROPOSAL FOUR
               AMENDMENT OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    The Company's Amended 1988 Incentive Stock Plan (the "Option Plan"), was approved by the Board of Directors in February 1988 and by the Shareholders in December 1988. Amendments increasing the number of shares reserved for issuance under the Option Plan were adopted by the Board of Directors and ratified by the Shareholders in each of 1989, 1990, 1991, 1992, 1993 and 1994, increasing the number of shares reserved for issuance thereunder to a total of 2,526,300 shares.

    In September 1995, the Board approved an amendment increasing the number of shares reserved for issuance under the Option Plan by an additional 515,000 shares, for an aggregate of 3,041,300 shares reserved for issuance under the Option Plan. The Shareholders are requested to approve this amendment to the Option Plan.

    As of August 25, 1995 options to purchase 577,043 shares had been exercised, options to purchase 1,523,710 shares held by 161 optionees were outstanding at a weighted average per share exercise price of $3.792 per share and 425,547 shares remained available for future grants under the Option Plan (not including the proposed additional shares).

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED 1988 INCENTIVE STOCK PLAN.

SUMMARY OF THE AMENDED 1988 INCENTIVE STOCK PLAN

    GENERAL. The Amended 1988 Incentive Stock Plan gives the Board, or a committee which the Board appoints, authority to grant options to purchase Common Stock and stock purchase rights. Options granted under the Option Plan may be either "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonstatutory stock options, at the discretion of the Board or its committee.

    PURPOSES.   The purposes  of the Option  Plan are to  attract and retain the best available personnel for the Company, to provide additional incentive to the employees of the Company and to promote the success of the Company's business.

    ADMINISTRATION. The Option Plan is administered by the Board or a committee of the Board in compliance with Rule 16b-3 so as to qualify the Option Plan for exemption from Section 16(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act").

    ELIGIBILITY. The Option Plan provides that stock options and stock purchase rights may be granted to employees (including officers and directors who are also employees) and consultants of the

Company and its parent or subsidiaries. Incentive stock options may be granted only to employees. The Board or a committee of the Board selects the participants and determines the number of shares to be subject to each stock option or stock purchase right.

    EXERCISE PRICE. The per share exercise price for shares issued pursuant to options or stock purchase rights granted under the Option Plan is determined by the Board or its committee and must not be less than 100% of the fair market value of the Common Stock, in the case of incentive stock options, and 85% of the fair market value of the Common Stock, in the case of nonstatutory stock options or stock purchase rights, on the date of the grant. Fair market value per share is the closing price as reported on the Nasdaq National Market on the date of grant. Incentive and nonstatutory stock options granted to Shareholders owning more than 10% of the Company's outstanding stock are subject to the additional restriction that the exercise price must be at least 110% of the fair market value on the date of grant.

    OPTIONS. Each option is evidenced by a written agreement between the Company and the person to whom such option is granted. The Board or its committee determines the terms of the options granted under the Option Plan. Each option shall be designated either an incentive stock option or a nonstatutory stock option except that, to the extent that the aggregate fair market value of the shares with respect to which options designated as incentive stock options are exercisable for the first time by an optionee during any calendar year (under all plans of the Company) exceeds $100,000, such excess options shall be treated as nonstatutory stock options. Options granted before November 1988 typically vest ratably each month over a three-year period, and options granted after November 1988 typically vest 25% after one year and ratably each month over the next three years. Pursuant to the Option Plan, options may be subject to the following additional terms and conditions.

        (a) TERM OF OPTIONS. The term of each option granted under the Option Plan is ten years from the date of grant in the case of incentive stock options and ten years and one day in the case of nonstatutory options, unless a shorter period is provided in the stock option agreement. However, options granted to an optionee who, at the time of the grant, owns stock representing more than ten percent (10%) of the Company's outstanding stock, expire five years from the date of grant in the case of incentive stock options and five years and one day from the date of grant in the case of nonstatutory options.

        (b)  EXERCISE OF OPTION.   The Optionee must earn  the right to exercise
    the option by continuing to work for the Company. The Board or a committee of the Board may determine when options are exercisable.

        An option is exercised by giving written notice of exercise to the Company specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price to the Company. The method of payment of the exercise price of the shares purchased upon exercise of an option is determined by the Board or its committee.

        (c) TERMINATION OF EMPLOYMENT. If an optionee's employment or consulting relationship with the Company is terminated for any reason other than death or permanent disability, options outstanding under the Option Plan may be exercised within 30 days (or such other period of time as determined by the Board, not to exceed certain limits) after the date of such termination to the extent the options were exercisable on the date of termination.

        (d) DISABILITY. If an optionee's employment by the Company terminates because of total and permanent disability, options outstanding under the Option Plan may be exercised within six months (or such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after termination to the extent such options were exercisable at the date of termination.

        (e) DEATH OF OPTIONEE. If an optionee should die while employed by the Company, options may be exercised at any time within six months (or such other period of time as determined by the Board not to exceed certain limits, but in no event later than the date of expiration of the term of such option) after death to the extent the options were exercisable at the date of death.

    STOCK PURCHASE RIGHTS. Each stock purchase right is evidenced by a written agreement between the Company and the person to whom such right is granted. The board or its committee determines the terms relating to the right, including the time within which such person must accept the offer to purchase, which shall in no event exceed six months from the date of grant. Unless the Board determines otherwise, the Company will have a right to repurchase shares in the event of termination of the purchaser's employment. Such repurchase right will lapse at a rate determined by the Board.

    OTHER  PROVISIONS.   The option  or stock  purchase right  may contain other
terms, provisions and conditions not inconsistent with the Option Plan as may be determined by the Board or its committee.

    NON-TRANSFERABILITY OF OPTIONS AND STOCK PURCHASE RIGHTS. The options and stock purchase rights may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the optionee or purchaser, only by such optionee or purchaser.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER. In the event any change is made in the Company's capitalization, such as a stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option or stock purchase right. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. If the successor corporation refuses to assume or substitute for outstanding options, the Board shall provide for the exercisability of such options to accelerate in full.

    AMENDMENT AND TERMINATION OF THE OPTION PLAN. The Board may amend or terminate the Option Plan from time to time in such respects as the Board may deem advisable without approval of the Shareholders; provided, however, that Shareholder approval of amendments to the Option Plan shall only be required to the extent necessary to comply with Rule 16b-3 or Section 422 of the Code (or any other applicable law or regulation).

    In any event, the Option Plan shall terminate in 1998. Any options or stock purchase rights outstanding under the Option Plan at the time of its termination shall remain outstanding until they expire by their terms.

TAX INFORMATION

    Options granted under the Option Plan may be either "incentive stock options," as defined in Section 422 of the Code, or nonstatutory options.

    An optionee who is granted an incentive stock option will not recognize taxable income either at the time the option is granted or upon its exercise, although the exercise may subject the optionee to the alternative minimum tax. Upon the sale or exchange of the shares more than two years after grant of the option and one year after exercising the option, any gain or loss will be treated as long-term capital gain or loss. If these holding periods are not satisfied, the optionee will recognize ordinary income at the time of sale or exchange equal to the difference between the exercise price and the lower of (i) the fair market value of the shares at the date of the option exercise or (ii) the sale price of the shares. A different rule for measuring ordinary income upon such a premature disposition may apply if the optionee is also an officer, director, or 10% Shareholder of the Company. The Company will be entitled to a deduction in the same amount as the ordinary income recognized by the optionee. Any gain or loss recognized on such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as long-term or short-term capital gain or loss, depending on the holding period.

    All other options which do not qualify as incentive stock options are referred to as nonstatutory options. An optionee will not recognize any taxable income at the time he or she is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also an employee of the Company will be subject to tax withholding by the Company. Upon resale of such shares by the optionee, any difference between the sales price and the optionee's purchase price, to the extent not recognized as taxable income as described above, will be treated as long-term or short-term capital gain or loss, depending on the holding period.

    The Company will be entitled to a tax deduction in the same amount as the ordinary income recognized by the optionee with respect to shares acquired upon exercise of a nonstatutory option.

    The foregoing summary of the effects of federal income taxation upon the participant and the Company with respect to the purchase of shares under the Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the tax implications of an optionee's death or the provisions of the income tax laws of any municipality, state or foreign country in which the participant may reside.

                                 PROPOSAL FIVE
                          APPROVAL OF THE AMENDMENT TO
               THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN

    In September 1995, the Board approved an amendment increasing the number of shares reserved for issuance under the Amended and Restated 1991 Director Option Plan (the "Director Option Plan") by an additional 100,000 shares, for an aggregate of 250,000 shares reserved for issuance under the Director Option Plan. The Shareholders are requested to approve this amendment to the Director Option Plan.

    As of August 25, 1995 no options to purchase shares had been exercised, options to purchase 105,000 shares held by six (6) optionees were outstanding at a weighted average per share exercise price of $5.37 per share and 45,000 shares remained available for future grants under the Director Option Plan (not including the proposed additional shares).

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Director Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN.

    Each of the non-employee Directors of the Company has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment will result in additional options to purchase shares which may be granted to non-employee Directors under the Director Option Plan.

SUMMARY OF THE DIRECTOR OPTION PLAN

    The Director Option Plan was originally adopted by the Board of Directors in July 1991 and was subsequently amended by the Board in October 1991 for the purpose of granting new options to non-employee directors upon the surrender and cancellation of options with higher exercise prices previously granted to such non-employee directors in July 1991. The Director Option Plan was again amended by the Board in July 1992 to provide for the automatic annual grant of an option to purchase 2,500 shares on the date of the Company's Annual Meeting of Shareholders (the "Annual Meeting") to each non-employee director who is a member of the Board immediately before such Annual Meeting and remains a member of the Board immediately after such Annual Meeting, for so long as such director remains a member of the Board, in lieu of a prior quadrennial grant of an option to purchase 10,000 shares, and an amendment for the purpose of granting new options to non-employee directors with exercise prices of $11.25 per share upon the surrender and cancellation of options with exercise prices of $13.50 per share previously granted to such non-employee directors in October 1991.

    The essential features of the Director Option Plan are outlined below.

    PURPOSE. The purposes of the Director Option Plan are to attract and retain the best available personnel for service as directors of the Company, to provide additional incentive to the non-employee directors and to encourage their continued service on the Board.

    ADMINISTRATION. The Director Option Plan is designed to work automatically and not to require administration. However, to the extent administration is necessary, it will be provided by the board of Directors of the Company. The interpretation and construction of any provision of the Director Option Plan by the Board shall be final and conclusive.

    ELIGIBILITY FOR AND EXERCISABILITY OF OPTIONS. The Director Option Plan provides for the grant of nonstatutory stock options to non-employee directors of the Company. Under the terms of the plan as amended by the Board in October 1991, (i) non-employee directors who were members of the Board on July 25, 1991 ("Current Outside Directors") received an option on such date to purchase 10,000 shares of Common Stock, which options were to become exercisable at the rate of 25% per year for four years following July 1, 1991, (ii) each non-employee director who becomes a member of the Board after July 25, 1991, will receive an option on the date that such director first becomes a member of the Board to purchase 10,000 shares of Common Stock, which option shall become exercisable at the rate of 25% per year for four years following the date of grant and (iii) each non-employee director who is a member of the Board immediately before the Company's Annual Meeting (as defined above) and remains a member of the Board immediately after such Annual Meeting, shall receive on the date of the Annual
Meeting, for so long as such non-employee director remains a member of the Board, an additional option to purchase 2,500 shares of Common Stock subject to four year vesting from the date of grant similar to the vesting provisions set forth above.

    In accordance with the terms of the plan as originally adopted by the Board in July 1991, each of the Current Outside Directors (Messrs. Bregman, Kidd, Sarlo and Tompkins) received an option (an "Initial Stock Option") on July 26, 1991, to purchase 10,000 shares of Common Stock on July 26, 1991, as reported on the Nasdaq National Market). Following a decline in the price of the Company's

Common Stock that occurred soon after the grants of the Initial Stock Options, the Board approved an amendment to the Plan on October 14, 1991 (the "First Amendment") for the purpose of granting new options to the Current Outside Directors with exercise prices equal to the fair market value of the Company's Common Stock on such dates (which exercise prices are less than the exercise prices of the Initial Stock Options). In accordance with the terms of the First Amendment, each Current Outside Director received on October 14, 1991, an option (a "Second Stock Option") to purchase 10,000 shares of Common Stock, which option becomes exercisable at the rate of 25% per year for four years following July 1, 1991, at an exercise price of $13.50 per share (the closing price of the Company's Common Stock on October 14, 1991, as reported on the Nasdaq National Market). Upon issuance of the Second Stock Options, the Initial Stock Options were canceled. Except as set forth in this paragraph, all provisions of the plan as adopted by the Board in July 1991 remained in full force and effect following the First Amendment. In July 1992, the Board of Directors repriced certain options which had been previously granted by the Company, including all options that had been granted under the Director Option Plan at exercise prices above $11.25 such that the new exercise price of such options is $11.25 (the closing price of the Company's Common Stock on July 22, 1992, as reported on the Nasdaq National Market).

    TERMS  OF OPTIONS.   Options granted under  the Director Option  Plan have a
term of ten years. Each option is evidenced by a director option agreement between the Company and the director to whom such option is granted.

    Rule 16b-3. Options granted to directors must comply with the applicable provisions of Rule 16b-3 or any successor thereto and shall contain such additional conditions or restrictions as may be required thereunder to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Director Option Plan transactions.

    CONSIDERATION. The consideration to be paid for shares to be issued upon exercise of an option, including the method of payment, shall be determined by the board and may consist entirely of (i) cash, (ii) check or (iii) such other consideration and method of payment for the issuance of shares as approved by the Board to the extent permitted under applicable law.

    OPTION PRICE. The option price under the Director Option Plan is 100% of the fair market value of the Company's Common Stock on the date of grant. Fair market value per share is the closing price as reported on the Nasdaq National Market System on the date of grant.

    TERMINATION OF STATUS AS A DIRECTOR THROUGH DEATH, DISABILITY OR OTHERWISE. Under the Director Option Plan, in the event an optionee ceases to serve as a director of the Company for any reason other than death or total and permanent disability, an option may thereafter be exercised, to the extent it was exercisable at the date of such termination, for six months. If an optionee's service as a director of the Company is terminated as a result of the optionee's permanent and total disability, the option will be exercisable for 12 months following such termination, but only to the extent it was exercisable at the date of termination. If an optionee's services as a director of the Company is terminated by reason of the optionee's death, the option will be exercisable by the optionee's estate or successor for twelve months following death, but only to the extent it was exercisable at the date of death. However, in no event may an option be exercised once its term has expired.

    NONTRANSFERABILITY OF OPTIONS. Options granted pursuant to the Director Option Plan are nontransferable by the optionee, other than by will or by the laws of descent and distribution, and may be exercised, during the lifetime of the optionee, only by the optionee.

    ADJUSTMENT UPON CHANGES IN CAPITALIZATION OR MERGER. In the event any change is made in the Company's capitalization, such as stock split or reverse stock split, appropriate adjustment shall be made to the purchase price and to the number of shares subject to the stock option. In the event of the proposed dissolution or liquidation of the Company, all options will terminate immediately prior to the consummation of such action. The Board shall declare that all stock options shall terminate as of such date and give each optionee the right to exercise his stock option as to all of the stock subject to the option, including shares as to which the stock option would not otherwise be exercisable. Under the Director Option Plan as currently in effect, in the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation, the successor corporation shall assume all outstanding options or substitute new options therefor. However, if such successor corporation or a parent or subsidiary of such successor corporation does not assume or substitute an equivalent option, then the optionee shall have the right to exercise the option as to all stock subject to the option, including shares as to which the option would not otherwise be exercisable. In the event that the proposed amendment to the Director Option Plan that is being submitted to the Shareholders hereby is approved, certain mergers or sales of all or substantially all of the assets of the Company will result in acceleration of the exercisability of the option, as more fully set forth above.

    AMENDMENT AND TERMINATION. The Board may amend, alter, suspend or discontinue the Director Option Plan at any time, but such amendment, alteration, suspension or discontinuation shall not adversely affect any stock option then outstanding under the Director Option Plan, without the consent of the holder of such option. To the extent necessary and desirable to comply with Rule 16b-3 (or any other applicable law or regulation), the Company shall obtain Shareholder approval of any amendment to the Director Option Plan in such a manner and to such a degree as required.

    CERTAIN FEDERAL INCOME TAX CONSIDERATIONS. The following is a brief summary of the federal income tax consequences of transactions under the Director Option Plan based on federal securities and income tax laws currently in effect. This summary is not intended to be exhaustive and does not describe foreign, state or local tax consequences.

    Options granted under the Director Option Plan are nonstatutory options. Because the optionee is a director of the Company, the date of taxation (and the date of measurement of taxable ordinary income) may be deferred unless the optionee files an election under Section 83(b) of the Code. Otherwise the federal income taxation will be the same as described for nonstatutory stock options in the Amended 1988 Incentive Stock Plan portion of this Proxy Statement. See the discussion of nonstatutory stock options under "Proposal Four -- Amendment of the Amended 1988 Incentive Stock Plan -- Tax Information."

    DIRECTOR OPTION GRANTS IN FISCAL YEAR 1995. In fiscal year ended July 1, 1995, non-employee directors of the Company, as a group, received options to purchase 62,500 shares of the Company's Common Stock (including 25,000 shares subject to Shareholder approval of Proposal Six below).

                                  PROPOSAL SIX
                        APPROVAL OF THE AMENDMENT TO THE
                 AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN

    At the Annual Meeting, the Shareholders are being asked to approve an amendment to the Company's Amended and Restated 1991 Director Option Plan (the "Director Option Plan") to provide for a one-time automatic grant of an option to purchase 25,000 shares of Common Stock to non-employee directors who become the Chairman of the Board on or after December 16, 1994.

    The proposed amendment was approved by the Board of Directors on January 26, 1995 (with Mr. Bregman, the current Chairman of the Board, abstaining). Mr. Bregman became Chairman of the Board on December 16, 1994 and therefore received an option to purchase 25,000 shares of Common Stock at an exercise price equal to the fair market value of the Common Stock on December 16, 1994 ($2.25 per share), which will become effective on Shareholder approval.

    As of August 25, 1995, options to purchase 105,000 shares had been granted with a weighted average per share exercise price of $5.37, and zero shares had been exercised under the Director Option Plan.

    The affirmative vote of the holders of a majority of the shares represented in person or by proxy and voting at the Annual Meeting (which shares voting affirmatively also constitute at least a majority of the required quorum) will be required to approve the amendment to the Director Option Plan. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS VOTE FOR THE AMENDMENT TO THE 1991 DIRECTOR OPTION PLAN.

    Each of the non-employee Directors of the Company has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment could result in such non-employee directors being granted such option if such non-employee directors become the Chairman of the Board of Directors. Mr. Bregman has a personal interest in the approval by the Shareholders of the proposed amendment to the Director Option Plan, as such amendment would result in Mr. Bregman receiving an Option as set forth above.

                                 PROPOSAL SEVEN
               RATIFICATION OF SALE OF SECURITIES BY THE COMPANY

    On June 19, 1995, the Company sold to certain investors 500,000 units (the "Units"), each consisting of four (4) shares of Common Stock and a warrant to purchase one (1) share of Common Stock. The price of the Common Stock was determined using the ten-day trailing average price of the Company's Common Stock on the ten (10) trading days preceding the date on which the Company and the purchasers entered into definitive agreements for the purchase and sale of the Units (June 9, 1995). The Warrants were priced at a 10% premium to the closing sale price on the Nasdaq National Market on the date the Units were offered. The price per share of the Common Stock and the exercise price per share of the Warrants sold in the private placement were $4.31 and $5.22, respectively. The Purchasers of the Units also received certain registration rights relating to the Common Stock and Common Stock issuable upon exercise of the Warrants.

    In connection with this private placement, the Company has received a request from the National Association of Securities Dealers, Inc. (the "NASD"), in which the Company is asked to verify that the placement was consistent with the NASD's shareholder approval requirements. The Company believes that there was no violation of such shareholder approval requirements. However, the Company and the NASD have not reached a resolution of this matter at this time, and there can be no assurance that the NASD will not take action against the Company in connection with such matter, which could include removing the Company from quotation on the Nasdaq National Market, or from quotation on the Nasdaq Stock Market entirely. Accordingly, the Company has decided to seek ratification of the sale of the Units by the Company. If it were determined by the NASD that Shareholder approval was required, this ratification would not meet such requirement. However, the Board of Directors believes that obtaining Shareholder ratification of the private placement may be beneficial to the Company's position with the NASD with respect to this matter.

    No specific vote of Shareholders is required to ratify the private placement as it has already occurred and cannot be rescinded.

    THE  BOARD  OF   DIRECTORS  RECOMMENDS  THAT   THE  SHAREHOLDERS  VOTE   FOR
RATIFICATION OF THE SALE OF SECURITIES BY THE COMPANY IN THE JUNE 19, 1995 PRIVATE PLACEMENT.

                                 PROPOSAL EIGHT
            RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP
                       AS INDEPENDENT ACCOUNTANTS FOR THE
                        FISCAL YEAR ENDING JUNE 29, 1996

    Price Waterhouse LLP has been the independent accountants for the Company since 1988 and, upon recommendation of the Audit Committee, their appointment as independent accountants for the 1996 fiscal year has been approved by the Board of Directors, subject to ratification by the Shareholders.

    Shareholder ratification of the selection of Price Waterhouse LLP as the Company's independent accountants is not required by the Company's Bylaws or otherwise. However, the Board is submitting the selection of Price Waterhouse LLP to the Shareholders for ratification as a matter of good corporate practice. If the Shareholders fail to ratify the selection, the Audit Committee and the Board of Directors will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee and the Board in their discretion may direct the appointment of different independent accountants at any time during the year if they determine that such a change would be in the best interests of the Company and its Shareholders.

    The affirmative vote of the holders of a majority of the shares represented, in person or by proxy, and voting at the Annual Meeting will be required to ratify the appointment of Price Waterhouse LLP. Abstentions will be counted toward the number of shares represented and voting at the meeting. Broker non-votes will be disregarded.

    THE  BOARD  OF   DIRECTORS  RECOMMENDS  THAT   THE  SHAREHOLDERS  VOTE   FOR
RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS THE COMPANY'S INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR ENDING JUNE 29, 1996.

    Representatives of Price Waterhouse LLP are expected to be present at the meeting and will be given an opportunity to make a statement, if they so desire, and to answer appropriate questions.

               MEETINGS OF THE BOARD OF DIRECTORS AND COMMITTEES

    The Board of Directors of the Company held a total of eleven (11) meetings during fiscal year 1995. No director attended fewer than 75% of the aggregate of all meetings of the Board of Directors, or its committees on which he served, during the time each director was a member of the Board of Directors. The Board of Directors has an Audit Committee and a Compensation Committee. It does not have a Nominating Committee or a committee performing the functions of a Nominating Committee.

    The Audit Committee consists of Walter W. Bregman, Daniel D. Tompkins, Jr. and Conrad J. Wredberg. The Audit Committee met four (4) times during fiscal year 1995. The Audit Committee approves the engagement of the Company's independent accountants and services to be performed by such independent accountants and reviews the Company's accounting principles and its system of internal accounting controls.

    The Compensation Committee currently consists of Walter W. Bregman, Gordon Eubanks, Jr. and William H. McAleer. The members of the Compensation Committee during fiscal year 1995 were Walter W. Bregman, Daniel D. Tompkins, Jr. and, beginning January 1995, Kieth E. Sorenson. The Compensation Committee met five
(5) times during fiscal year 1995. The Compensation Committee reviews and approves the Company's executive compensation policy, makes recommendations concerning the Company's employee benefit policies and approves salaries of and bonuses and option grants to employees, including officers and eligible directors.

                           COMPENSATION OF DIRECTORS

    Directors who are not currently receiving compensation as officers or employees of the Company or any of its affiliates are paid a fee of $1,500 per meeting of the Board of Directors, plus reasonable expenses pertaining to their service as directors. These fees are not paid for telephonic meetings of the Board of Directors. In addition, all non-employee directors of the Company participate in the 1991 Director Option Plan.

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock as of August 25, 1995 by (i) each person who is known by the Company to be the beneficial owner of more than 5% of the Company's Common Stock, (ii) each of the Company's Directors, the Chief Executive Officer, three other highly compensated executive officers for fiscal year 1995 and two highly paid former executive officers of the Company who received compensation during fiscal year 1995, and (iii) all Directors and executive officers as a group.

                                                  SHARES
                                               BENEFICIALLY   PERCENT
          NAME OF BENEFICIAL OWNER              OWNED (1)     OF CLASS
---------------------------------------------  ------------   --------
Scitex Corporation Ltd. (2)                       3,354,645     24.1%
 P.O. Box 330
 46103 Herzlia B, Israel
Louis J. Doctor (3)                                 192,622      1.5%
Carl C. Calabria (4)                                162,188      1.3%
R. John Curson                                            0     *
Robert J. O'Brien (5)                                20,000     *
Paul J. Smith (6)                                    75,863     *
Michael R. O'Leary (7)                                    0     *
Walter W. Bregman (8)                                25,350     *
Gordon E. Eubanks, Jr. (9)                                0     *
William H. McAleer (10)                               3,500     *
Kieth E. Sorenson                                     5,588     *
Daniel D. Tompkins (11)                              50,337     *
Conrad J. Wredberg (12)                               8,125     *
All executive officers and directors as a
 group
 (19 persons) (3)(4)(6)(8)(11)(12)(13)              569,990      4.5%

------------------------
  *  Less than one percent (1%).
 (1) Except as indicated in other notes to this table, each Shareholder listed has sole voting and dispositive power with respect to the shares beneficially owned, subject to applicable community property laws. As required by regulations adopted by the Securities and Exchange Commission, the calculations assume that the shares of Common Stock subject to options or warrants or convertible securities that are exercisable or convertible within sixty (60) days of August 25, 1995 are outstanding with respect to the Shareholder who owns such options or warrants or convertible securities, but not with respect to any other Shareholder.
 (2) Includes 1,534,645 shares of Common Stock reserved or to be reserved for issuance upon the exercise of a warrant.
 (3) Includes 140,000 shares of Common Stock issuable pursuant to warrant exercisable within 60 days.
 (4) Includes 42,188 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (5) Mr. O'Brien commenced employment on December 12, 1994.
 (6) Includes 67,333 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (7) Mr. O'Leary commenced employment on July 1, 1994 and ceased on December 30, 1994.
 (8) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days.
 (9) Mr. Eubanks, Jr. became a Director effective January 26, 1995.
(10) Mr. McAleer became a Director effective January 26, 1995.
(11) Includes 9,375 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(12) Includes 5,625 shares of Common Stock issuable pursuant to options exercisable within 60 days.
(13) Includes 299,313 shares of Common Stock issuable pursuant to options exercisable within 60 days.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

    Mr. Wredberg, a Director of the Company, also served during a portion of the fiscal year ending July 1, 1995 as president of AMI, which is a vendor of various parts used by the Company in the manufacture of its products. Aggregate sales to the Company by AMI during the fiscal year ended July 1, 1995 were approximately $605,000.

    Scitex became a five (5) percent shareholder of the Company pursuant to the terms of a Private Placement Agreement (the "Private Placement Agreement") between the Company and Scitex dated as of June 7, 1993, pursuant to which the Company (i) issued and sold to Scitex 1,250,000 shares of the Company's Common Stock at a purchase price of $8.00 per share, and (ii) granted to Scitex a warrant (the "Warrant") to purchase additional shares of the Company's Common Stock at a purchase price of $9.00 per share. The Warrant has a three year term and allows Scitex to purchase an amount of the Company's Common Stock which, when aggregated with all other Common Stock of the Company purchased by Scitex directly from the Company, does not exceed 19.99% of the issued and outstanding Common Stock of the Company at the time of such exercise. Based on the Company's capitalization on August 25, 1995, Scitex would be entitled to purchase up to 1,534,645 shares of the Company's Common Stock pursuant to the exercise of the Warrant. Scitex was also a purchaser of certain products manufactured by the Company during the last completed fiscal year. Pursuant to the Private Placement Agreement, the Company has also agreed to negotiate in good faith toward a program of strategic cooperation with Scitex. Aggregate sales to Scitex by the Company during the fiscal year ended July 1, 1995 were approximately $1,244,000.

                             EXECUTIVE COMPENSATION
                           SUMMARY COMPENSATION TABLE

    The Summary Compensation Table is intended to provide an easily understood overview of executive compensation. The three-year table is designed to enable Shareholders to understand clearly compensation for the last fiscal year and to identify trends in the Company's compensation of its top managers. The Summary Compensation Table includes individual compensation information on the Chief Executive Officer, three other highly paid executive officers for fiscal year 1995 and two highly paid former executive officers of the Company who received compensation during fiscal year 1995.

                                                              ANNUAL COMPENSATION                     LONG TERM COMPENSATION
                                                -----------------------------------------------   ------------------------------
                                                                               OTHER ANNUAL                        ALL OTHER
      NAME AND PRINCIPAL POSITION         YEAR  SALARY ($)    BONUS ($)     COMPENSATION ($)(1)   OPTIONS (#)   COMPENSATION ($)
----------------------------------------  ----  ----------   ------------   -------------------   -----------   ----------------
Louis J. Doctor (2)                       1995     124,052          0              1,000            400,000(3)           0
 President & CEO                          1994           0          0                  0                  0              0
                                          1993           0          0                  0                  0              0
Carl C. Calabria                          1995     157,250          0              1,000            150,000         39,369(5)
 Sr. V.P. Engineering                     1994     167,623          0                  0             15,000         11,051(5)
                                          1993     132,227      2,902(4)               0             50,000              0
R. John Curson                            1995     140,000          0              4,000            140,000(6)           0
 Sr. V.P. & CFO                           1994      93,949          0              5,250             80,000              0
                                          1993           0          0                  0                  0              0
Robert J. O'Brien (7)                     1995      72,417     20,000(8)          19,750            100,000              0
 Sr. V.P. Worldwide Sales                 1994           0          0                  0                  0              0
                                          1993           0          0                  0                  0              0
Inactive Former Executive                                                                                                 (9)
 Officers:
 Paul J. Smith                            1995      55,000          0              2,250                  0        178,913
 Former President & CEO                   1994     220,000          0              9,000             30,000              0
                                          1993      51,756          0              2,075            100,000              0
Michael R. O'Leary (10)                   1995      70,833          0              3,000             50,000         36,223(11)
 Former V.P. Sales                        1994           0          0                  0                  0              0
                                          1993           0          0                  0                  0              0

------------------------
Footnotes:
 (1) Represents in part an auto allowance for Mr. Curson, Mr. O'Brien, Mr. Smith and Mr. O'Leary. Also represents 401(k) Company match for Mr. Doctor, Mr.
      Calabria and Mr. O'Brien. The Company match began January 1, 1995 and is $1,000.00 per individual.
 (2) Mr. Doctor commenced employment with the Company on October 10, 1994.
 (3) Issued warrant for 400,000 shares.
 (4) Bonus amount is reported for the fiscal year in which earned and without regard to when paid.
 (5) Represents relocation allowance.
 (6) Stock options of 80,000 shares were surrendered on November 10, 1994. A new grant was issued for 140,000 shares on November 10, 1994.
 (7) Mr. O'Brien commenced employment with the Company on December 12, 1994.
 (8) Represents a bonus for accepting employment.
 (9) Represents vacation payout of $13,913 and severance pay of $165,000.
(10) Mr. O'Leary commenced employment with the Company on July 1, 1994 and terminated his employment relationship on December 30, 1994.
(11) Represents vacation payout of $2,890 and severance pay of $33,333.

                       OPTION GRANTS IN LAST FISCAL YEAR

    All stock options granted in the last fiscal year to the Chief Executive Officer, three other highly paid executive officers for fiscal year 1995 and two highly paid former executive officers who received compensation during fiscal year 1995 are disclosed in the following table. This table discloses, for each named executive, the gain or "spread" that would be realized if the options were exercised on the expiration date, assuming that the Company's stock had appreciated at the level indicated, compounded annually over the life of the options.

                                                                                        POTENTIAL
                                                                                     REALIZABLE VALUE
                                                                                    AT ASSUMED ANNUAL
                                           INDIVIDUAL GRANTS                          RATES OF STOCK
                       ----------------------------------------------------------   PRICE APPRECIATION
                                   % OF TOTAL                                           FOR OPTION
                       OPTIONS   OPTIONS GRANTED                                        TERMS (2)
                       GRANTED   TO EMPLOYEES IN    EXERCISE OR BASE   EXPIRATION   ------------------
        NAME           (#)(1)      FISCAL YEAR        PRICE ($/SH)        DATE      5% ($)    10% ($)
---------------------  -------  -----------------   ----------------   ----------   -------  ---------
Louis J. Doctor        400,000        23.7               $2.75           11/10/04   691,784  1,753,116
Carl C. Calabria       150,000         8.9               $2.75           11/10/04   259,419    657,419
R. John Curson         140,000         8.3               $2.75           11/10/04   242,124    613,591
Robert J. O'Brien      100,000         5.9               $2.75           11/10/04   172,946    438,279
Paul J. Smith                0           0              --                 --             0          0
Michael R. O'Leary      50,000         3.0               $3.75           08/02/04   117,918    298,827

------------------------
Footnotes:

(1) Stock options are granted with an exercise price equal to the fair market value of the Company's Common Stock on date of grant. Options under the Company's 1988 Stock Option Plan generally become exercisable 25% one year after issuance and 1/48th each month thereafter for 36 months. The term of each option granted is the earlier of (i) ten years or (ii) 30 days after termination of the holder. Mr. Doctor was granted a warrant to purchase 400,000 Shares of the Company's Common Stock. One hundred thousand of such shares became exercisable on January 1, 1995. The remaining shares will become exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.

(2) The 5% and 10% assumed rates of appreciation are derived from the rules of the Securities and Exchange Commission and do not represent the Company's estimate or projection of the future Common Stock price. In addition, the price of the Company's Common Stock has to date appreciated significantly beyond these levels, from $2.75 to $3.75 at the date the options were granted to $9.50 on September 6, 1995. Current realizable value therefore exceeds the amounts set forth above.

                      AGGREGATED OPTION EXERCISES IN LAST
                 FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

    This table discloses the aggregate dollar value realized upon exercise of stock options in the last fiscal year by the Chief Executive Officer, three other highly paid executive officers and two highly paid former executive officers who received compensation during fiscal year 1995. For each named executive, the table also includes the total number of unexercised options and the aggregate dollar value of in-the-money unexercised options held at the end of the last completed fiscal year, separately identifying the exercisable and unexercisable options.

                                                                   NUMBER OF OPTIONS         VALUE OF IN-THE-MONEY
                                                                      OUTSTANDING            OPTIONS AS OF JULY 1,
                                                                   AS OF JULY 1, 1995               1995(1)
                          SHARES ACQUIRED                      --------------------------  --------------------------
         NAME             ON EXERCISE(#)    VALUE REALIZED($)  EXERCISABLE  UNEXERCISABLE  EXERCISABLE  UNEXERCISABLE
-----------------------  -----------------  -----------------  -----------  -------------  -----------  -------------
Louis J. Doctor (2)                  0                  0         140,000        260,000      420,000        780,000
Carl C. Calabria                     0                  0          39,480        175,520        2,539        456,836
R. John Curson                       0                  0               0        140,000            0        420,000
Robert J. O'Brien                    0                  0               0        100,000            0        300,000
Paul J. Smith                        0                  0          62,167         10,333       52,396          8,541
Michael R. O'Leary                   0                  0               0              0            0              0

------------------------
(1) Valuations above for unexercised in-the-money options are based on the difference between the option price and fair market value at July 1, 1995 ($5.75 per share). Accordingly, an option is reported as having zero value if the exercise price of the option equaled or exceeded the fair market value of the Company's Common Stock at July 1, 1995. Since July 1, 1995, the price per share of the Company's Common Stock has appreciated further (to $9.50 per share on September 6, 1995). The actual values of in-the-money options are therefore greater than those reflected above.
(2)  Mr.  Doctor  was  granted  a  warrant to  purchase  400,000  Shares  of the
     Company's  Common  Stock.  One  hundred  thousand  of  such  shares  became exercisable on January 1, 1995. The remaining shares will become exercisable at a rate of 6,666.67 per month, such that the warrant will be fully exercisable on October 1, 1998.

                                   RASTEROPS
                           TEN-YEAR OPTION REPRICINGS

                                                                                                LENGTH OF
                                     NUMBER OF                                                   ORIGINAL
                                     SECURITIES   MARKET PRICE                                 OPTION TERM
                                     UNDERLYING   OF STOCK AT    EXERCISE PRICE      NEW       REMAINING AT
                                      OPTIONS       TIME OF        AT TIME OF     EXERCISE       DATE OF
          NAME               DATE     REPRICED     REPRICING       REPRICING      PRICE ($)     REPRICING
-------------------------  --------  ----------   ------------   --------------   ---------   --------------
R. John Curson             11/10/94    60,000         2.750           7.625         2.750      9 yrs 28 days
                           11/10/94    20,000         2.750           5.125         2.750     9 yrs 182 days
Kieth E. Sorenson (1)       7/22/92    50,000        11.250          13.000        11.250     8 yrs 102 days
                            7/22/92    40,000        11.250          14.750        11.250      9 yrs 87 days
Suzanne W. Crocker (2)      7/22/92    25,000        11.250          12.000        11.250     9 yrs 123 days
Clement R. Confessore (3)   7/22/92    25,000        11.250          16.250        11.250     9 yrs 260 days
Amanda Pike (4)            10/14/91    50,000        13.500          22.750        13.500     9 yrs 131 days
Kent L. Robertson (5)       7/22/92    75,000        11.250          16.250        11.250     9 yrs 260 days
David Seltzer (6)           7/22/92     7,000        11.250          17.750        11.250     9 yrs 265 days
David Smith (7)             7/22/92    50,000        11.250          13.000        11.250     8 yrs 102 days
                            7/22/92    40,000        11.250          14.750        11.250      9 yrs 87 days
William E. Hansen (8)       7/22/92    10,000        11.250          13.000        11.250     8 yrs 102 days
                            7/22/92     5,000        11.250          14.750        11.250      9 yrs 87 days
Michael Maietta (9)         7/22/92    10,000        11.250          13.000        11.250     8 yrs 102 days
                            7/22/92     5,000        11.250          14.750        11.250      9 yrs 87 days
Susan Saul (10)             7/22/92    10,000        11.250          13.000        11.250     8 yrs 102 days
Perry Sarensen (11)         7/22/92     7,000        11.250          13.000        11.250     8 yrs 102 days

------------------------
 (1) Mr. Sorenson served as President at the time of repricing.

 (2) Ms. Crocker served as Vice President of Marketing and Communications at the time of repricing.

 (3) Mr. Confessore served as Vice President of Operations at the time of repricing.

 (4) Ms. Pike served as Vice President of Marketing at the time of repricing.

 (5) Mr. Robertson served as Executive Vice President, Chief Financial Officer and Secretary at the time of repricing.

 (6) Mr. Seltzer served as Controller at the time of repricing.

 (7) Mr. Smith served as Vice President of Engineering at the time of repricing.

 (8) Mr. Hansen served as Vice President of Materials Management at the time of repricing.

 (9) Mr. Maietta served as Vice President of Product Engineering at the time of repricing.

(10) Ms. Saul served as Vice President of International Sales at the time of repricing.

(11) Mr. Sarensen served as Director of Technical Support at the time of repricing.

                             EMPLOYMENT AGREEMENTS

MR. LOUIS J. DOCTOR

    In connection with RasterOps' employment of Mr. Doctor, the Company has agreed to pay Mr. Doctor $170,000 per year and has agreed to grant Mr. Doctor a warrant to purchase 400,000 shares of the Company's Common Stock (the "Warrant"). One hundred thousand shares subject to the

Warrant became exercisable on January 1, 1995 and the remaining shares will become exercisable at a rate of 6,666.67 shares per month thereafter such that the Warrant will be fully exercisable on October 1, 1998. Upon a change of control of the Company, the vesting period will accelerate and the warrant will thereupon become fully exercisable. In addition, the Company has agreed that upon the occurrence of such event, if Mr. Doctor becomes subject to the "golden parachute" provisions of the Code by virtue of such change in control, the Company will reimburse Mr. Doctor for any additional taxes owed upon the exercise of the Warrant.

MR. PAUL J. SMITH

    The Company has an agreement with Mr. Smith which provided for his employment at will, for a period ending on the earlier of (i) April 7, 1996, or
(ii) the date on which a notice of termination was tendered by either Mr. Smith or the Company. Such notice was tendered on October 10, 1994. The agreement provides for an initial annual base salary of $220,000, such performance bonuses as the Board of Directors shall authorize, and participation in the employee benefit plans and executive compensation programs maintained by the Company which are applicable to other key executives of the Company. In the event of a change in control of the Company, the unvested portion of any stock option held by Mr. Smith under the Company's stock option plans will automatically accelerate and Mr. Smith will have the right to exercise all or any portion of such options, in addition to any portion of the options exercisable prior to such event. For purposes of the agreement, a change of control is defined in a substantially identical manner to the definition of change of control included in the proposed amendment to the Director Option Plan. Pursuant to the agreement, Mr. Smith has been retained as a consultant at his base salary and benefits at the time of his departure until the earlier of (a) the date on which Mr. Smith secures full-time employment, (b) 12 months from the date of termination, or (c) a breach by Mr. Smith of certain obligations under the agreement.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    No current member of the Compensation Committee is an officer or employee of the Company.

         REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

INTRODUCTION

    During the fiscal year 1995, the Compensation Committee of the Board of Directors consisted of Messrs. Bregman, Tompkins and, since January 1995, Sorenson. All of the members of the Committee were outside Directors during fiscal year 1995. The Compensation Committee establishes the general compensation policies for the Company's executive officers.

PHILOSOPHY

    The Compensation Committee believes that the Company must provide the executive officers of the Company with compensation competitive with peer companies to attract and retain experienced employees critical to the success of the Company in meeting its performance and strategic objectives and to maximize shareholder value. The Compensation Committee believes that the compensation of the executive officers, including the Chief Executive Officer, should be related to the Company's long-term performance. With respect to Section 162(m) of the Code (which limits deductibility of executive compensation exceeding $1 million per individual per year unless certain conditions are met), the Amended 1988 Incentive Stock Plan currently qualifies for a temporary exemption from Section 162(m), and the Company currently intends to take steps to secure a permanent exemption. The Company has not taken any steps to qualify any other compensation plans for exemptions from Section 162(m), although it has entered into an agreement with its Chief Executive Officer to compensate him in the event he is adversely affected by Section 162(m). See "Compensation of Chief Executive Officer," below. The Compensation Committee will continue to evaluate its other compensation plans in light of Section 162(m).

COMPENSATION PLANS

    For executive officers, compensation is comprised of three elements: Base Compensation, Cash Incentive Compensation and Long-term Incentive Compensation.

    BASE COMPENSATION is established by reviewing the salaries of executive officers of comparable-sized peer companies, the Company's financial performance during the past year and individual performance of the executives during the past year. The Company generally attempts to compensate its executive officers at or above the amounts paid to employees with similar levels of responsibility at comparably-sized peer companies. Factors relating to the Company's financial performance that may be relevant to increasing or decreasing base salary include revenues and earnings. Factors relating to individual performance that are assessed in setting base compensation vary based on particular duties and areas of responsibility of the individual officer. The establishment of base compensation involves a subjective assessment and weighing of the foregoing criteria and is not based on any specific formula.

    To implement the Compensation Committee's philosophy of rewarding the Company's executive officers based upon the long-term performance of the Company, during fiscal year 1995, the Compensation Committee offered to award additional incentive stock options to those executive officers who agreed to a reduction in their base compensation. The Compensation Committee believes that reorienting the compensation package received by the Company's executive officers toward the long-term success of the Company is in the best interests of the Company and its Shareholders. In fiscal 1995, the Compensation Committee agreed to adjust the price of an executive officer's stock options from $7.625 and $5.125 to $2.750. The Committee discussed the alternatives available to it, including providing for additional options, and determined that the repricing was in the best interests of the shareholders.

    CASH INCENTIVE COMPENSATION is directly related to the Company's achievement of revenue and earnings goals. Early in each fiscal year, the Compensation Committee establishes specified targets, generally with respect to revenues and earnings and in certain cases with respect to the items based on a particular executive officer's duties and areas of responsibility, and provides for bonuses to be paid based on the Company's performance against such targets. During fiscal 1995, because the Company did not meet a minimum established earnings level, no cash incentive payments were made to executives.

    LONG-TERM INCENTIVE COMPENSATION is comprised of stock options which is the Company's only long-term compensation element. This program is intended to provide additional incentives to the executive officers to maximize shareholder value. All options are granted at the current market price and utilize vesting periods which encourage executive officers to remain with the Company. Equity compensation is granted based on the Compensation Committee's judgment in each case based on the individual circumstances of each executive officer.

COMPENSATION OF THE CHIEF EXECUTIVE OFFICER

    Mr. Doctor was hired as the Company's Chief Executive Officer ("CEO") during fiscal 1995, and his compensation was established based on the above factors. Mr. Doctor's base salary ($170,000 per year) was set approximately at the level consistent with other Chief Executive Officers at comparatively-sized, peer companies. In addition and consistent with the Compensation Committee's philosophy, Mr. Doctor was granted a warrant to purchase 400,000 shares of Common Stock in order to orient his compensation package toward the increase of Shareholder value rather than predominantly base salary. In connection with the grant of the warrant, the Compensation Committee approved a provision in Mr. Doctor's employment agreement obligating the Company to reimburse Mr. Doctor for any additional taxes owed by Mr. Doctor beyond ordinary income taxes.

                  THE MEMBERS OF THE COMPENSATION COMMITTEE FOR FISCAL YEAR 1995

                                          Walter W. Bregman

                                          Daniel D. Tompkins, Jr.

                                          Kieth E. Sorenson
                                           (From January 1995)

                               PERFORMANCE GRAPH

    The Securities and Exchange Commission requires a comparison on an indexed basis of cumulative total shareholder return for the Company, a relevant broad equity market index and a published industry or line-of-business index. Cumulative total shareholder return represents share value appreciation assuming dividend reinvestment. The Common Stock of the Company is traded on the Nasdaq National Market. Set forth below is a graph comparing cumulative total shareholder return for the last five (5) fiscal years (commencing June 30, 1990) on the Company's Common Stock, the Nasdaq(US) Index and the Hambrecht & Quist Technology Index.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

            RASTEROPS    H&Q TECHNOLOGY     NASDAQ
6/30/90            100               100         100
6/30/91         111.84            100.60      105.89
6/30/92          63.16            114.31      127.25
6/30/93          48.03            139.66      159.99
6/30/94          23.03            141.70      161.61
7/1/95           30.26            237.29      215.33

                                 MISCELLANEOUS

    SHAREHOLDER PROPOSALS

    Shareholder proposals complying with the applicable rules under the Securities and Exchange
Act of 1934 intended to be presented at the 1996 Annual Meeting of Shareholders of the Company must be received by the Company by May 25, 1996 to be eligible for inclusion in the Company's proxy materials for such meeting. Such proposals should be directed to the attention of R. John Curson, Chief Financial Officer, RasterOps, 2500 Walsh Avenue, Santa Clara, California 95051.

    OTHER BUSINESS

    The Board of Directors is not aware of any other business to be presented at the Annual Meeting. If any other matters should properly come before the meeting, it is intended that the persons named in the accompanying form of Proxy will vote such proxy in accordance with their best judgment on such matters.

    SECTION 16 FILINGS

    The Company believes that its officers, directors and five percent shareholders complied with all Section 16(a) filing requirements applicable to such officers, directors and five percent shareholders during fiscal year 1995 with the exception that Mr. William Carter, who was hired on April 17, 1995, filed his Form 3 on May 8, 1995 and Mr. William McAleer filed an amended Form 3 in September 1995 indicating he owned 3,500 shares of the Company's Common Stock prior to joining the Board of Directors in March 1995.

    1995 ANNUAL REPORT TO SHAREHOLDERS AND 1995 ANNUAL REPORT ON FORM 10-K

    A copy of the 1995 Annual Report to Shareholders accompanies this Proxy Statement. RasterOps' Annual Report on Form 10-K for the year ended July 1, 1995, as filed with the Securities and Exchange Commission, containing full audited financial statements and financial statement schedule also accompanies this Proxy Statement.

                                          BY ORDER OF THE BOARD OF DIRECTORS.

Santa Clara, California
September 22, 1995

    The undersigned shareholder of RASTEROPS (the "Company") acknowledges receipt of the Notice of Annual Meeting of Shareholders and the Proxy Statement each dated September 22, 1995, and the undersigned revokes all prior proxies and appoints Louis J. Doctor and R. John Curson or either of them, proxies for the undersigned to vote all shares of Common Stock of the Company which the undersigned would be entitled to vote at the Annual Meeting of Shareholders to be held at the Company's offices at 2500 Walsh Avenue, Santa Clara, California 95051 at 9:00 a.m. on October 24, 1995, and at any postponement or adjournment thereof, and instructs said proxies to vote as follows:

1.         ELECTION OF DIRECTORS         FOR all nominees listed below             WITHHOLD AUTHORITY
                                         (EXCEPT AS MARKED TO THE CONTRARY BELOW)  TO VOTE FOR ALL NOMINEES LISTED
                                         / /                                       BELOW / /
                    Walter W. Bregman, Louis J. Doctor, Gordon E. Eubanks, Jr., William H. McAlcer,
                           Keith E. Sorenson, Conrad J. Wredberg and Daniel D. Tompkins, Jr.
2.         AMENDMENT TO ARTICLES OF INCORPORATION TO INCREASE THE NUMBER OF AUTHORIZED SHARES TO 25,000,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
3.         APPROVAL OF REINCORPORATION OF THE COMPANY IN DELAWARE.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
4.         AMENDMENT TO THE 1988 STOCK INCENTIVE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE THEREUNDER BY 515,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
5.         AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE
           THEREUNDER BY 100,000.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
6.         AMENDMENT TO THE AMENDED AND RESTATED 1991 DIRECTOR OPTION PLAN TO PROVIDE FOR ONE-TIME GRANTS OF OPTIONS TO
           PURCHASE 25,000 SHARES OF COMMON STOCK TO NON-EMPLOYEE DIRECTORS WHO ACT AS CHAIRMAN OF THE BOARD OF
           DIRECTORS FOR THE COMPANY.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
7.         RATIFICATION OF THE COMPANY'S PRIVATE PLACEMENT OF COMMON STOCK AND WARRANTS TO PURCHASE COMMON STOCK ON
           JUNE 19, 1995.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
8.         RATIFICATION OF THE APPOINTMENT OF PRICE WATERHOUSE LLP AS INDEPENDENT ACCOUNTANTS FOR THE FISCAL YEAR
           ENDING JUNE 29, 1996.
                            / /  FOR            / /  AGAINST            / /  ABSTAIN
9.         In their discretion, the proxies are authorized to vote upon such other business as may properly come before the meeting.
                                                        / /  GRANT            / /  WITHHOLD

    THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5, 6, 7, AND 8 AND IN THE DISCRETION OF THE PROXIES AS TO OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.
                                                 Dated: __________________, 199_
                                                 _______________________________
                                                            Signature
                                                 _______________________________
                                                    Signature if held jointly

                                                 (This Proxy should be dated and
                                                 signed   by   the   shareholder
                                                 exactly  as  his/her  name   is
                                                 printed   at   the   left   and
                                                 returned   properly   in    the
                                                 enclosed   envelope.  A  person
                                                 signing   as    an    executor,
                                                 administrator, trustee or
                                                 guardian should so indicate and
                                                 specify  his/her  title.  If  a
                                                 corporation,  please  sign   in
                                                 full corporate name by
                                                 President  or  other authorized
                                                 officer.  If   a   partnership,
                                                 please sign in partnership name
                                                 by   authorized  person.  Joint
                                                 owners each should sign.)

 PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED
                                    ENVELOPE